SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Computer Access Technology Corporation

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COMPUTER ACCESS TECHNOLOGY CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 20, 2002

To the Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Meeting”) of COMPUTER ACCESS TECHNOLOGY CORPORATION, a Delaware corporation (the “Company”), will be held on Monday, May 20, 2002 at 9:00 a.m., local time, at the Company’s principal executive offices located at 2403 Walsh Avenue, Santa Clara, California 95051 for the following purposes:

1.	To elect two Class II directors to serve until the third annual meeting following election or until a successor has been duly elected and qualified.

2.	To approve an amendment to the Company’s 2000 Stock Incentive Plan which will

(i)	increase the number of shares of Company common stock reserved for issuance under the 2000 Stock Incentive Plan by an additional 1.5 million shares,

(ii)	increase the limit on the number of shares of common stock subject to stock awards granted to any one person thereunder in a given calendar year from 625,000 to 1.6 million,

(iii)
increase the number of shares of common stock subject to the initial automatic option grant made to newly appointed or elected non-employee board member under the automatic option grant program from 25,000 to 50,000 shares, and

(iv)
increase the number of shares of common stock subject to the automatic option grant made annually to each continuing non-employee board member under the automatic option grant program from 6,250 to 12,500 shares.

3.	To ratify the appointment of PricewaterhouseCoopers LLP as independent public accountants of the Company for the fiscal year ending December 31, 2002.

4.	To transact such other business as may properly come before the Meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only stockholders of record at the close of business on March 29, 2002 are entitled to notice of and to vote at the Meeting. A copy of our Annual Report on Form 10-K, including our audited consolidated financial statements for the year ended December 31, 2001, is being mailed herewith to all stockholders of record on March 29, 2002.

Whether or not you plan to attend the Meeting in person, please mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Meeting may vote in person even if he or she has returned a proxy.

By order of the Board of Directors,
Dennis W. Evans
Secretary
Santa Clara, California
April 19, 2002

i

COMPUTER ACCESS TECHNOLOGY CORPORATION

PROXY STATEMENT
FOR 2002 ANNUAL MEETING OF STOCKHOLDERS
INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed Proxy is solicited on behalf of the board of directors of COMPUTER ACCESS TECHNOLOGY CORPORATION, a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders (the “Meeting”) to be held Monday, May 20, 2002 at 9:00 a.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Meeting will be held at our principal executive offices located at 2403 Walsh Avenue, Santa Clara, California 95051. The telephone number at that location is (408) 727-6600.

These proxy solicitation materials were first mailed on or about April 19, 2002, to all stockholders entitled to vote at the meeting.

Record Date and Voting Securities

Stockholders of record at the close of business on March 29, 2002, are entitled to notice of, and to vote at, the Meeting. At the record date, shares of our authorized common stock were issued and outstanding and held of record by 39 stockholders. No shares of our authorized preferred stock were outstanding.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to our Secretary a written notice of revocation or a duly executed proxy bearing a later date or by attending the Meeting and voting in person.

Voting and Solicitation

Each stockholder is entitled to one vote for each share of common stock on all matters presented at the Meeting.

This solicitation of proxies is made by our company, and all related costs will be borne by us. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of our directors, officers and employees, without additional compensation, personally or by telephone or facsimile.

Quorum

The required quorum for the transaction of business at the Meeting is a majority of the votes eligible to be cast by holders of shares of common stock issued and outstanding on the record date. Shares that are voted “FOR,” “AGAINST” or “WITHHELD” with respect to a matter will be treated as being present at the meeting for purposes of establishing a quorum. We believe that under Delaware law abstentions, votes “WITHHELD” and broker non-votes should be counted for purposes of determining the presence or absence of a quorum for the transaction of business. A broker non-vote occurs when a broker or other nominee signs and returns a proxy but does not vote on a particular matter because the nominee does not have discretionary authority on that matter and has not received instructions from the beneficial owner.

Deadline for Receipt of Stockholder Proposals

We intend to hold our 2003 Annual Meeting of Stockholders on May 22, 2003. Proposals of our stockholders that are intended to be presented by such stockholders at our 2003 Meeting of Stockholders must be received by us no later than January 22, 2003, to be considered at that meeting. The proxy solicited by our board of directors for our 2003 Annual Meeting of Stockholders will confer discretionary authority to vote on any stockholder proposal if we do not receive notice of the proposal on or prior to January 22, 2003.

A stockholder who intends to have a proposal included in our proxy statement and form of proxy for our 2003 Annual Meeting of Stockholders must deliver a copy of the proposal to our company no later than December 20, 2002, in order for the proposal to be considered for inclusion under the rules of the Securities and Exchange Commission. Any such proposal should be submitted to Computer Access Technology Corporation, 2403 Walsh Avenue, Santa Clara, California 95051, Attention: Secretary.

PROPOSAL ONE

ELECTION OF DIRECTORS

Our board of directors has nominated Jean-Louis Gassée and Roger W. Johnson for election by the stockholders as Class II directors. See “Information Regarding Our Executive Officers and Directors” elsewhere in this Proxy Statement for information concerning the nominees.

We currently have five members of our board of directors. Our certificate of incorporation and bylaws provide for a classified board of directors. In accordance with the terms of our certificate of incorporation, our board of directors is divided into three classes whose terms expire at different times. The three classes are comprised of the following directors:

•	Class I consists of Philip Pollok, whose term expires at the annual meeting of stockholders to be held in 2004;

•	Class II consists of Jean-Louis Gassée and Roger W. Johnson, whose terms expire at the Meeting; and

•	Class III consists of Peretz Tzarnotzky and Dan Wilnai, whose terms expire at the annual meeting of stockholders to be held in 2003.

The term of our Class II directors, Jean-Louis Gassée and Roger W. Johnson, will expire on the date of the Meeting. Accordingly, two persons are to be elected to serve as Class II directors of the board of directors at the Meeting.

If elected, each of the nominees will serve as a director until our 2005 Annual Meeting of Stockholders and until a successor is elected and qualified. If a nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although we know of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominee as we may designate.

If a quorum is present and voting, the nominees for Class II director receiving the highest number of votes will be elected as Class II directors. Votes withheld and broker non-votes have no effect on the vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE NOMINEES LISTED ABOVE.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth information regarding the beneficial ownership of our common stock as of March 15, 2002, by:

•	each person, group of affiliated persons, or entity who is known by us to own beneficially more than 5% of our outstanding stock;

•	each of the named executive officers and directors; and

•	all of our directors and executive officers as a group.

Each stockholder’s percentage ownership in the following table is based on 18,947,082 shares of common stock outstanding on March 15, 2002 and treats as outstanding all options exercisable within 60 days after March 15, 2002, held by the particular stockholder and that are included in the first column. Unless otherwise indicated, the principal address of each of the stockholders below is c/o Computer Access Technology Corporation, 2403 Walsh Avenue, Santa Clara, California 95051. Except as otherwise indicated and subject to applicable community property laws, to the best of our knowledge, the persons named in the table have sole voting and investment power for all of the shares of common stock held by them.

	Shares Beneficially Owned
Beneficial Owner	Number	Percent of Class
5% Stockholders:
Philips Semiconductors (1)	4,158,795	21.9%
Dan Wilnai (2)	5,336,215	28.2
Peretz Tzarnotzky (3)	3,784,220	20.0
Capital Research and Management Company (4)	1,200,000	6.3
Directors and Executive Officers:
Dan Wilnai (2)	5,336,215	28.2
Peretz Tzarnotzky (3)	3,784,220	20.0
Jean-Louis Gassée (5)	25,781	*
Albert Lee (6)	206,248	*
Srikumar Chandran(7)	179,165	*
Dennis W. Evans (8)	198,245	*
Philip Pollok (9)	4,158,795	21.9
Roger W. Johnson (10)	25,781	*
All directors and executive officers as a group (8 persons)	13,914,450	73.4%

*	Less than 1% of the outstanding shares of common stock
(1)	Philips Semiconductors is a wholly-owned subsidiary of Philips Holdings USA. The business address for Philips Semiconductors is 1109 McKay Dr., M/S 49, San Jose, CA 95131.
(2)	Mr. Wilnai’s shares are held by family trusts of which Mr. Wilnai is a trustee and includes 33,333 shares subject to options exercisable within 60 days after March 15, 2002.
(3)	Mr. Tzarnotzky’s shares are held by family trusts of which Mr. Tzarnotzky is a trustee and includes 16,458 shares subject to options exercisable within 60 days after March 15, 2002.
(4)
Based solely upon information provided by Capital Research and Management Company in a Schedule 13G filed with the SEC on February 11, 2002, indicating sole investment power for 1,200,000 shares, and beneficial ownership and sole voting power for 1,000,000 shares held by SMALLCAP World Fund, Inc. for which Capital Management and Research Company is described as investment adviser. The business address for Capital Research and Management Company is 333 South Hope St., Los Angeles, CA 90071.

(5)	Mr. Gassée’s shares include 25,781 shares subject to options exercisable within 60 days after March 15, 2002.
(6)	Mr. Lee’s shares include 118,748 shares subject to options exercisable within 60 days after March 15, 2002.

(7)
Mr. Chandran’s shares include 18,750 shares held by family trusts of which Mr. Chandran and/or his wife are the trustees and 119,165 shares subject to options exercisable within 60 days after March 15, 2002.

(8)	Mr. Evans’ shares include 1,000 shares held by his wife and 191,145 shares of common stock subject to options exercisable within 60 days after March 15, 2002.

(9)
Mr. Pollok’s shares represent 4,158,795 shares of common stock held by Philips Semiconductors. Mr. Pollok is a Senior Vice President and General Manager of Business Line Networking of Philips Semiconductors and disclaims beneficial ownership of these shares, if any.

(10)	Mr. Johnson’s shares include 25,781 shares subject to options exercisable within 60 days after March 15, 2002.

INFORMATION REGARDING EXECUTIVE OFFICERS AND DIRECTORS

Business Experience, Position and Other Information

The following table sets forth, as of March 15, 2002, certain information regarding our executive officers and directors.

Name	Age	Position
Jean-Louis Gassée	58	President, Chief Executive Officer and Director
Peretz Tzarnotzky	54	Executive Vice President, Chief Technology Officer and Director
Dennis W. Evans	50	Executive Vice President, Chief Financial Officer and Secretary
Albert Lee	59	Vice President, Operations
Srikumar Chandran	52	Vice President, Engineering
Dan Wilnai	60	Chairman of the Board of Directors
Philip Pollok	48	Director
Roger W. Johnson	67	Director

Jean-Louis Gassée has served as our President and Chief Executive Officer since January 2002. Mr. Gassée has served as one of our directors since September 2000. Prior to joining our company, from October 1990 until December 2001, Mr. Gassée has served as Chief Executive Officer and a director of Be Incorporated, a manufacturer of personal computer operating systems and Internet appliances. From February 1981 to October 1990, Mr. Gassée served in various capacities at Apple Computer, Inc., a manufacturer of personal computers, related products and communication solutions, most recently as the President of the Apple Products Division. Mr. Gassée serves on the boards of directors of Electronics for Imaging, Inc. and Logitech International SA. Mr. Gassée holds a B.S. in Mathematics and Physics from Orsay University in France.

Peretz Tzarnotzky, one of our co-founders, has served as a member of our board of directors since our incorporation in February 1992, our Vice President, Chief Technology Officer since July 2000, and an Executive Vice President since January 2002. Mr. Tzarnotzky also served as our Vice President, Engineering from our incorporation in February 1992 to June 2000. Prior to co-founding our company, from November 1989 to July 1991, Mr. Tzarnotzky served as a systems engineering group manager at Cadence Design Systems, a developer of design automation products. Mr. Tzarnotzky holds a B.S.C. in Electrical Engineering from Ben-Gurion University of the Negev in Israel.

Dennis W. Evans has served as our Vice President, Chief Financial Officer since May 2000, our Secretary since August 2000, and an Executive Vice President since January 2002. Prior to joining our company, from March 1997 to May 2000, Mr. Evans served as Vice President, Chief Financial Officer and Secretary of Whisper Communications, Inc., a designer and manufacturer of wireless telemetry systems. From February 1996 to March 1997, Mr. Evans served as the corporate controller of Sherpa Corporation, a developer and distributor of product data management software systems. From September 1993 to December 1995, Mr. Evans was assistant division manager at Space Applications Corporation. Mr. Evans holds a B.S. in Business Administration from California State University, Long Beach.

Albert Lee has served as our Vice President, Operations since December 1997. Prior to joining our company, from July 1995 to June 1997, Mr. Lee served as Vice President of Operations with Hine Design, Inc., a designer and manufacturer of robotics systems for the semiconductor equipment industry. From February 1991 to July 1995, Mr. Lee served as the Vice President of Operations at Advanced Molecular Systems, a designer and manufacturer of automated capillary electrophoresis systems. Mr. Lee holds a B.S. in Business Administration from the University of San Francisco.

Srikumar Chandran has served as our Vice President, Engineering since June 2000. From February 1998 to June 2000, Mr. Chandran served as our Director of Engineering. Prior to joining our company, from July 1997 to February 1998, Mr. Chandran served as Director of Storage Systems Architecture with Storage Dimensions, a designer, manufacturer and distributor of high performance, high capacity data storage and back-up systems. From 1981 to July 1997, Mr. Chandran served in several capacities at Tandem Computers, a designer, manufacturer and distributor of enterprise servers, including, most recently, as section head of ServerNet Adapters and related firmware. Mr. Chandran holds a B.E. in Electrical Engineering from the University of Madras in India, a M.Tech in Control Systems from the Indian Institute of Technology in India and a M.S. in Computer Engineering from Oregon State University.

Dan Wilnai, one of our co-founders, has served as the chairman of our board of directors since our incorporation in February 1992, President and Chief Executive Officer since our incorporation in February 1992 to January 2002, and as our Secretary from our incorporation in February 1992 until August 2000. Prior to co-founding our company, from February 1985 to February 1992, Mr. Wilnai served as President of Summit Microsystems, a company that focused on the FDDI fiber optic local area network standard. From September 1974 to February 1985, Mr. Wilnai served as a program manager for Fairchild Camera & Instrument Corporation, a developer of high performance microprocessors and board-level products for military and commercial real-time applications. Mr. Wilnai holds a B.S. in Electrical Engineering from the Technion-Israel Institute of Technology.

Philip Pollok has served as one of our directors since February 1999. Since January 1999, Mr. Pollok has served as the Senior Vice President and General Manager of Emerging Businesses of Philips Semiconductors, a division of Philips Electronics North American Corporation. From February 1998 to October 1998, Mr. Pollok served as the Business Unit Director of Wireless Communications at Mitel Semiconductor, a manufacturer of cellular, GPS, set top box, paging and wireless LAN products. From May 1994 to February 1998, Mr. Pollok served as the Communications Business Unit Director at GEC Plessey Semiconductors, a manufacturer of cellular, paging, wireless LAN and telecommunications products. Mr. Pollok holds a B.S.C. in Electronic Engineering from the University of Aston in Birmingham in the United Kingdom.

Roger W. Johnson has served as one of our directors since September 2000. Since October 2001, Mr. Johnson has served as Chairman of the board of directors and Chief Executive Officer of Collector’s Universe, Inc., a company specializing in rare collectibles. From March 1996 to September 2001, Mr. Johnson served as the President of R.W. Johnson and Associates, a private consulting firm. From June 1993 to March 1996, Mr. Johnson served as the Administrator of the United States General Services Administration. Mr. Johnson also serves on the board of directors of Maxtor Corporation and Sypris Solutions, Inc. Mr. Johnson holds a B.B.A. in Business Administration from Clarkson University and a M.B.A. in Industrial Management from the University of Massachusetts.

Board of Directors

We currently have five members on our board of directors. Each director holds office until his term expires or until his successor is duly elected and qualified. The current members of our board of directors are as follows: Philip Pollok (Class I); Jean-Louis Gassée and Roger W. Johnson (Class II); and Peretz Tzarnotzky and Dan Wilnai (Class III). At each annual meeting of stockholders, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third annual meeting following election or until their successors have been duly elected and qualified. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors.

Committees of the Board of Directors

Our board of directors has a compensation committee and an audit committee.

The compensation committee reviews and makes recommendations to the board of directors regarding all forms of compensation and benefits provided to our officers. In addition, the compensation committee establishes and reviews general policies relating to the compensation and benefits of all our employees. For 2001, the compensation committee members were Philip Pollok, Jean-Louis Gassée and Roger W. Johnson.

Our board of directors has adopted and approved a charter for the audit committee. The audit committee reviews and monitors our internal accounting procedures, corporate financial reporting, external and internal audits, fees, results and scope of the annual audit and other services provided by our independent accountants. For 2001, the audit committee members were Philip Pollok, Jean-Louis Gassée and Roger W. Johnson.

Upon becoming our President and Chief Executive Officer in January 2002, Mr. Gassée resigned from his positions on both our compensation and audit committees. On or before June 30, 2002, our board of directors intends to appoint a third director to our audit committee which would enable the committee to satisfy the Nasdaq listing standards which require an audit committee to be comprised of at least three independent directors. The continuing members of the audit committee, Messrs. Pollok and Johnson, are “independent” as defined in the Nasdaq listing standards.

Director Compensation

Non-employee directors are currently eligible to receive stock options under the automatic option grant program in effect under our 2000 Stock Incentive Plan, under which option grants are automatically made at periodic intervals to eligible non-employee board members to purchase shares of common stock at an exercise price equal to 100% of the fair market value of the option shares on the grant date. Under the automatic option grant program of our 2000 Stock Incentive Plan, as currently in effect, each individual who first becomes a non-employee board member at any time after our initial public offering will automatically receive an option grant for 25,000 shares of common stock on the date such individual joins our board of directors, provided such individual has not been in our prior employ. In addition, under the automatic option grant program of our 2000 Stock Incentive Plan, as currently in effect, on the date of each annual stockholders’ meeting, each non-employee board member who is to continue to serve as a non-employee board member, including the current non-employee board members, will be automatically granted an option to purchase 6,250 shares of common stock, provided such individual has served on our board of directors for at least six months. Directors who are also employees currently do not receive additional compensation for serving as directors. Other than reimbursement of expenses in connection with attendance at meetings, we currently do not provide any other compensation to any non-employee member of our board of directors and we also do not pay compensation for committee participation or special assignments of our board of directors.

If Proposal Two is approved, each non-employee board member who joins our board of directors on or after the Meeting will receive an automatic option grant of 50,000 shares of common stock and each individual who continues to serve as a non-employee board member will automatically be granted an option to purchase 12,500 shares of common stock, each in accordance with the other provisions of the automatic option grant program described above and under the caption “Automatic Option Grant Program” in Proposal Two in this proxy statement.

In October 2001, we granted an option to purchase 6,250 shares of common stock to each of Jean-Louis Gassée and Roger W. Johnson pursuant to our 2000 Stock Incentive Plan. Mr. Pollok, an employee of Philips Semiconductors, is not permitted to receive any stock options pursuant to Philips Semiconductors’ corporate policy.

Board Meetings and Committees

Our board of directors held a total of four meetings during the fiscal year ended December 31, 2001. Each director attended at least 75% of the total number of meetings of our board of directors and each committee on which he served during 2001 except Mr. Pollok who attended 50% of the board meetings. The board of directors has no nominating committee or any committee performing such functions.

The audit committee met four times during 2001.

The compensation committee met one time during 2001.

EXECUTIVE COMPENSATION AND RELATED MATTERS

The following table sets forth information concerning compensation paid by us for the years ended December 31, 2001, December 31, 2000, and December 31, 1999, to our Chief Executive Officer and each of our four other most highly compensated executive officers during 2001, referred to collectively in this document as the “named executive officers.”

Summary Compensation Table

				Long-term Compensation
		Annual Compensation		Awards
Name and Principal Position	Year	Salary	Bonus	Securities Underlying Options (#)	All Other Compensation(1)
Dan Wilnai	2001	$249,323	$—	100,000	$5,250
President and Chief Executive Officer (2)	2000	215,990	70,000	—	5,250
	1999	194,441	60,000	—	10,612
Albert Lee	2001	173,665	—	65,000	5,250
Vice President, Operations	2000	157,746	30,000	25,000	5,250
	1999	144,250	15,000	25,000	5,579
Peretz Tzarnotzky	2001	220,503	1,000	70,000	5,250
Executive Vice President, Chief	2000	201,340	60,000	—	5,250
Technology Officer	1999	181,121	54,000	—	10,612
Srikumar Chandran	2001	177,500	—	65,000	5,250
Vice President, Engineering	2000	155,400	42,000	31,250	5,250
	1999	142,066	14,000	25,000	10,411
Dennis W. Evans	2001	179,167	—	75,000	5,250
Executive Vice President, Chief Financial	2000	103,429	65,000	187,500	5,250
Officer, and Secretary (3)

(1)	Consists solely of contributions made to each executive officer’s account under our 401(k) profit sharing plan.
(2)	Mr. Wilnai retired from his position as an executive officer in January 2002 and remains a director.
(3)	Mr. Evans joined the Company in May 2000 and his annual base salary for such year was $175,000.

Employment Contracts and Change of Control Arrangements

We have entered into employment agreements with Albert Lee, Srikumar Chandran and Dennis W. Evans, each of whom were executive officers of our company as of December 31, 2001. We also have entered into an employment agreement with Jean-Louis Gassée who has served as our President and Chief Executive Officer since January 2002.

On December 5, 1997, Albert Lee, our Vice President, Operations, entered into an employment agreement with us. The agreement provides for a starting annual salary of $125,000. The agreement also provides for periodic achievement bonuses based on our company’s financial performance and on Mr. Lee meeting certain objectives as defined by our management. In connection with his employment, Mr. Lee was granted options to purchase up to 150,000 shares of common stock pursuant to our 1994 Stock Option plan at a per share exercise price of $0.35. In the event Mr. Lee is involuntarily terminated without cause within twelve months of a change of control, he will be entitled to a lump sum severance payment equal to six months of his base salary.

On January 8, 1998, Srikumar Chandran, our Vice President, Engineering, entered into an employment agreement with us. The agreement provides for a starting annual salary of $130,000. The agreement also provides for periodic achievement bonuses based on our company’s financial performance and on Mr. Chandran meeting certain objectives as defined by our management. In connection with his employment, Mr. Chandran was granted options to purchase up to 125,000 shares of common stock pursuant to our 1994 Stock Option plan at a per share exercise price of $0.35.

On May 1, 2000, Dennis W. Evans, our Executive Vice President, Chief Financial Officer and Secretary, entered into an employment agreement with us. The agreement provides for a starting annual salary of $175,000. The agreement also provides for periodic achievement bonuses based on our company’s financial performance and on Mr. Evans meeting certain objectives as defined by our management. In connection with his employment, Mr. Evans was granted options to purchase up to 187,500 shares of common stock pursuant to our 2000 Stock Option/Stock Issuance Plan at a per share exercise price of $2.00. In the event Mr. Evans is involuntarily terminated without cause after the first twelve months of his employment or his employment is terminated within twelve months of a change of control, he will be entitled to a lump sum severance payment equal to six months of his base salary.

On December 18, 2001, Jean-Louis Gassée, our President and Chief Executive Officer, entered into an employment agreement with us. The agreement provides for a starting annual salary of $250,000 when his employment commenced on January 4, 2002. The agreement also provides for periodic achievement bonuses based on our company’s financial performance and on Mr. Gassée meeting certain objectives as defined by the compensation committee of our board of directors. In connection with his employment, Mr. Gassée was granted options to purchase up to 1,600,000 shares of common stock pursuant to our 2000 Stock Incentive Plan at a per share exercise price of $4.51. This grant is subject to stockholder approval of Proposal Two with respect to 975,000 of the total option shares. In the event Mr. Gassée is involuntarily terminated without cause within twelve months of his employment date or twelve months after a change of control, he will be entitled to a lump sum severance payment equal to twelve months of his base salary, and 50% of his then unvested stock options described above will become vested.

Option Grants in Last Year

The following table sets forth information regarding stock options granted to the named executive officers during the year ended December 31, 2001. No stock appreciation rights were granted in 2001.

	Individual Grants			Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (4)
	Number of Securities Underlying Options Granted (1)	Percentage of Total Options Granted in Fiscal 2001 (2)	Exercise Price ($/sh)(3)		5%	10%
Dan Wilnai	100,000	5.22%	9.31	1/2/11	$585,501	$1,483,774
Albert Lee	40,000	2.09%	4.60	7/23/11	115,717	293,249
	25,000	1.31%	3.40	12/4/11	53,456	135,468
Peretz Tzarnotzky	40,000	2.09%	9.31	1/2/11	234,200	593,510
	30,000	1.57%	3.40	12/4/11	64,147	162,562
Srikumar Chandran	40,000	2.09%	4.60	7/23/11	115,717	293,249
	25,000	1.31%	3.40	12/4/11	53,456	135,468
Dennis W. Evans	40,000	2.09%	4.60	7/23/11	115,717	293,249
	35,000	1.83%	3.40	12/4/11	74,838	189,655

(1)
All options were granted under the 2000 Stock Incentive Plan. Options granted on December 4, 2001 become vested over 48 months at a rate of approximately 2.08% of the shares at the end of each month. All other options granted during 2001 become vested at a rate of 25% of the shares subject thereto one year from the grant date and as to approximately 2.08% of the shares subject to the option at the end of each month thereafter so that the shares become fully vested four years from the grant date. Certain of these options are entitled to accelerated vesting in the event of a change of control of our company as described elsewhere in this section under the caption “Employment Contracts and Change of Control Agreements.” The term of each option is ten years. The exercise price of each such option is payable in cash or an appropriate number shares of our common stock, and we may withhold an appropriate number of the shares issuable upon exercise for any withholding or related taxes.

(2)	Based on a total of 1,915,000 options granted to our employees in fiscal 2001, including the named executive officers.
(3)	The exercise price per share of options granted represented the fair market value of the underlying shares of common stock on the date the options were granted.
(4)
In accordance with the rules of the SEC, the above table sets forth the potential realizable value over the ten-year period from the grant date to the expiration date, assuming rates of stock appreciation of 5% and 10%, compounded annually and calculated based on the fair market value of the stock on the date of grant. These amounts do not represent our estimate of future stock price performance. Actual realizable values, if any, of stock options will depend on the future performance of our common stock.

Aggregate Option Exercises in 2001 and Year-End Option Values

The following table sets forth information for our named executive officers relating to the shares acquired and dollar value realized from stock option exercises during the year, and the number and value of shares of common stock underlying exercisable and unexercisable options held at December 31, 2001. No stock appreciation rights were outstanding or exercised as of December 31, 2001.

			Number of Securities Underlying Unexercised Options as of December 31, 2001 (#)		Value of Unexercised In-the-Money Options as of December 31, 2001($) (2)
Name	Number of Securities Acquired from Stock Option Exercises (#)	Dollar Value Realized on Stock Option Exercises (1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Dan Wilnai	—	$—	—	100,000	$—	$—
Albert Lee	25,000	128,660	109,635	80,365	460,538	124,262
Peretz Tzarnotzky	—	—	—	70,000	—	48,000
Srikumar Chandran	10,000	35,480	108,749	77,501	499,574	112,296
Dennis W. Evans	—	—	187,500	75,000	562,500	72,000

(1)
The value realized upon the exercise of stock options represents the positive spread between the exercise price of stock options and the fair market value of the shares subject to such options on the exercise date.

(2)
The value of “in-the-money” stock options represents the positive spread between the exercise price of options and the fair market value of the underlying shares on December 31, 2001. The closing selling price per share was $5.00 on that date.

Section 16(a) Beneficial Ownership Reporting Compliance

The members of our board of directors, our executive officers and persons who hold more than 10% of our outstanding common stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, which require them to file with the Securities and Exchange Commission reports with respect to their ownership of our common stock and their transactions in our common stock. Based upon the copies of Section 16(a) reports that we received from such persons or the written representations received from one or more of such persons concerning reports required to be filed by them for the fiscal year ended December 31, 2001, we believe that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by the persons subject to the Section 16(a) reporting requirements except for a late filing on behalf of Sri Chandran of a Form 4 reporting one transaction involving a disposition of shares.

Certain Relationships and Related Transactions

In May 2000, we loaned $125,000 to Mr. Lee pursuant to a promissory note. The loan is full-recourse and secured by 87,500 shares of our common stock held by Mr. Lee. The note accrues interest at a rate of eight percent and is due on the earlier to occur of May 11, 2002 or upon termination of Mr. Lee’s employment with our company. As of March 15, 2002, $142,916 remained outstanding on Mr. Lee’s loan.

Compensation Committee Interlocks and Insider Participation

The compensation committee was composed of Philip Pollok, Jean-Louis Gassée and Roger W. Johnson during 2001. Although each committee member served as a non-employee director during 2001, Mr. Gassée became our President and Chief Executive Officer effective January 4, 2002, pursuant to an employment agreement dated December 18, 2001, which was approved by the full board of directors with Mr. Gassée abstaining.

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings made by us under those statutes, the compensation committee report, stock performance graph, audit committee report, and reference to the independence of the audit committee are not deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by us under those statutes.

REPORT OF THE COMPENSATION COMMITTEE

Overview and Philosophy

The compensation committee of our board of directors (the “committee”) reviews, approves and makes recommendations for executive officer compensation, including recommendations for stock option grants, to our board of directors for its approval. Executive compensation includes the following elements: base salaries; annual bonuses; stock options; and various benefit plans.

During 2001, the committee was composed of three independent directors who were not our employees. It is the committee’s objective that executive compensation be tied to a significant extent directly to the achievement of the Company’s performance objectives. Specifically, our executive compensation program is designed to reward executive performance that results in enhanced corporate and stockholder values.

Published industry pay survey data is reviewed and relied upon in the committee’s assessment of appropriate compensation levels, including the Radford Management Survey and data from companies in the computer industry of comparable size, performance and growth rates.

The committee recognizes that the industry sector in which we operate is highly competitive, with the result that there is substantial demand for qualified, experienced executive personnel. The committee considers it crucial that we be assured of attracting and rewarding our top caliber executives who are essential to the attainment of our ambitious long-term strategic goals.

For these reasons, the committee believes our executive compensation arrangements must remain competitive with those offered by other companies of similar size, scope, performance levels and complexity of operations.

Annual Cash Compensation and Benefits

The committee believes that the annual cash compensation paid to executives should be commensurate with the performance of both our executive officers and our company. For this reason, our executive officers’ cash compensation consists of base compensation (salary) and variable incentive compensation (annual bonus).

Base salaries for executive officers are established considering a number of factors, including our financial performance; the executive’s individual performance and measurable contribution to our success; and pay levels of similar positions with comparable companies in the industry. We have a compensation philosophy of moderation for elements such as base salary and benefits, which is supported by the committee. Base salary decisions are made as part of our formal annual review process.

An executive officer’s annual bonus generally depends on our company’s overall financial performance and the executive officer’s individual performance. No bonus payments are made unless minimum revenue and profit targets are achieved. These targets are reviewed at least annually to meet the changing nature of our business. The incentive portion is set at a higher percentage for more senior officers, with the result that such officers have a higher percentage of their potential total cash compensation at risk.

Stock Options

During fiscal 2001, the compensation committee approved all stock option grants made to executive officers under our 2000 Stock Incentive Plan. The plans are designed to attract, retain and motivate our executive officers by providing them with a meaningful stake in our long-term success.

In making its determinations, the compensation committee, or our board of directors, as applicable, takes into consideration (i) grants made to individuals in similar positions in comparable high technology companies, (ii) participants’ contributions to our performance, both short- and long-term, (iii) prior stock option grants, especially as they relate to the number of options vested and unvested, and (iv) the impact that total option grants made to all participants have on dilution of current stockholder ownership and the Company’s earnings.

Stock option grants made to the named executive officers are set forth in the table of option grants during the last fiscal year set forth above. See “Executive Compensation and Related Matters—Option Grants in Last Year.”

CEO Compensation

It was the intention of our board of directors to set the base salary payable to Mr. Wilnai, our President and Chief Executive Officer during fiscal year 2001, at a level which would be competitive with the base salary levels in effect for other chief executive officers at similarly-sized companies within the industry. Based on the committee’s review of the data in the 2001 Radford Total Compensation Survey—Executive Compensation Report, the amount of base salary and bonus paid to Mr. Wilnai was approximately at the 50th percentile for similarly-sized companies surveyed.

Compliance With Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to publicly-held companies for compensation paid to certain executive officers to the extent that compensation exceeds $1 million per officer in any year. The compensation paid to our executive officers for the 2001 fiscal year did not exceed the $1 million limit per officer, and it is not expected the cash compensation to be paid to our executive officers for the 2002 fiscal year will exceed that limit. In addition, the 2000 Stock Incentive Plan, which is the subject of Proposal Two, has been structured so that any compensation deemed paid to an executive officer in connection with the exercise of his or her outstanding options under each such plan will qualify as performance-based compensation which will not be subject to the $1 million limitation. Because it is very unlikely that the cash compensation payable to any of our executive officers in the foreseeable future will approach the $1 million limit, the committee has decided at this time not to take any other action to limit or restructure the elements of cash compensation payable to our executive officers. The committee will reconsider this decision should the individual compensation of any executive officer ever approach the $1 million level.

The undersigned members of the compensation committee during 2001 have submitted this Report to the board of directors:

Philip Pollok
Jean-Louis Gassée
Roger W. Johnson

Stock Performance

Set forth below is a line graph comparing the annual percentage change in the cumulative return to the stockholders of our common stock with the cumulative return of the Nasdaq composite index and the Nasdaq Electronic Components index for the period commencing on the first day our common stock was traded on the Nasdaq Stock Market, November 10, 2000, and ending on December 31, 2001.

The graph assumes that $100 was invested on November 10, 2000, at the offering price on the date of our initial public offering, in our common stock and in each indices, and that all dividends were reinvested. No cash dividends have been declared or paid on our common stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns. We operate on a fiscal year which ends on December 31.

	Cumulative Total Return
	11/10/00	12/31/00	12/31/01
COMPUTER ACCESS TECHNOLOGY CORPORATION	100.00	85.42	41.67
NASDAQ STOCK MARKET (U.S.)	100.00	81.16	64.40
NASDAQ ELECTRONIC COMPONENTS	100.00	76.46	52.10

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The audit committee of our board of directors serves as the representative of our board for general oversight of our company’s financial accounting and reporting process, system of internal control, audit process, and process for monitoring compliance with laws and regulations.

The audit committee’s responsibilities also include recommending to the board of directors the retention of independent public accountants, subject to stockholder approval, reviewing and approving the planned scope, proposed fee arrangements and results of our annual audit, reviewing and evaluating our accounting principles and its system of internal accounting controls, and reviewing the independence of our company’s independent accountants.

Our management has primary responsibility for preparing our financial statements and our financial reporting process. Our independent accountants, PricewaterhouseCoopers LLP, are responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles. In this context, the audit committee hereby reports as follows:

1.	The audit committee has reviewed and discussed the audited consolidated financial statements with our management.

2.	The audit committee has discussed with the independent accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standard, AU 380).

3.
The audit committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standards No. 1, Independence Discussions with Audit Committees) and has discussed the independence of our company’s independent accountants with such accountants.

4.
Based on the review and discussion referred to in paragraphs (1) through (3) above, the audit committee recommended to our board of directors, and the board has approved, that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2001, which was filed with the Securities and Exchange Commission.

The undersigned members of the audit committee have submitted this Report to the board of directors:

Philip Pollok
Roger W. Johnson

PROPOSAL TWO

APPROVAL OF AMENDMENT TO THE COMPANY’S 2000 STOCK INCENTIVE PLAN

Proposed Amendment

Our stockholders are being asked to approve an amendment to our 2000 Stock Incentive Plan (the “2000 Plan”) which, if approved, will:

•	increase the number of shares of common stock reserved for issuance under the 2000 Plan by an additional 1.5 million shares,

•	increase the limit on the number of shares of common stock subject to stock awards granted to any one person under the 2000 Plan in a given calendar year from 625,000 to 1.6 million shares,

•
increase the number of shares of common stock subject to the initial automatic option grant made to each newly appointed or elected non-employee board member under the automatic option grant program from 25,000 to 50,000 shares, and

•
increase the number of shares of common stock subject to automatic option grant made annually to each continuing non-employee board member under the automatic option grant program from 6,250 to 12,500 shares.

Our board of directors has adopted the amendment, subject to stockholder approval at the Meeting, and concluded that the amendment is in the best interests of our company and our stockholders. Because we have relatively few shares remaining available for issuance under the current reserve limit explained below under “Share Reserve,” we believe the proposed increase in the share reserve is necessary to allow our company to continue to offer equity incentives to attract and retain the services of talented employees. Our management believes that unless we can continue to offer equity incentives to new and existing employees, our company will not be able to attract and retain the services of individuals necessary for our goals of future growth and financial success.

No participant in the 2000 Plan may receive option grants or direct stock issuances for more than 625,000 shares of common stock in total per calendar year, subject to adjustment for subsequent stock splits, stock dividends and similar transactions. Stockholder approval of this Proposal Two will increase the limit to 1,600,000 shares. Such a limitation is necessary under Internal Revenue Code Section 162(m) so that any compensation attributable to options granted under the 2000 Plan will qualify as performance-based compensation which is not subject to the $1 million limitation per person imposed on the income tax deductibility of the compensation paid to certain of our executive officers.

To attract a quality candidate for our Chief Executive Officer position following the planned retirement of Dan Wilnai effective in early January 2002, we believed it was necessary to grant options which exceeded the existing 625,000 share limit per year on awards to a single grantee. After a search to fill this position, we appointed Jean Louis Gassée as our Chief Executive Officer effective in early January 2002. Our compensation committee, without participation by Mr. Gassée has approved the grant to Mr. Gassée of an option to purchase 1,600,000 shares in connection with this appointment, subject to stockholder approval of an amendment of the 2000 Plan to increase the individual grant limit to 1,600,000 shares. Although the portion of this option grant which exceeds the current 625,000 share limit could have been made to Mr. Gassée outside the 2000 Plan without stockholder approval, that excess portion would have been subject to the $1 million deduction limit of Section 162(m) that would apply in the absence of stockholder approval.

The following is a summary of the principal features of the 2000 Plan, as most recently amended. Any stockholder who wishes to obtain a copy of the actual plan documents may do so upon written request to Computer Access Technology Corporation, 2403 Walsh Avenue, Santa Clara, California 95051, attention: Secretary. In addition, we have filed a copy of the 2000 Plan as amended and proposed to be amended as an appendix to this proxy statement which has been filed electronically with the Securities and Exchange Commission.

Plan Adoption

The 2000 Plan was adopted by our board of directors and our stockholders on August 4, 2000, and serves as the successor equity incentive program to our 1994 stock option plan and our 2000 stock option/stock issuance plan, collectively referred to as the predecessor plans. At the time of our November 2000 initial public offering, all outstanding options under the predecessor plans were transferred to the 2000 Plan, and no further option grants have been or will be made under the predecessor plans. In addition, options to purchase 86,876 shares under our Special 2000 Stock Option Plan adopted by our board of directors on November 8, 2000, have been transferred to the 2000 Plan and count against the 2000 Plan share reserve. That special plan was approved by our stockholders at the annual meeting of stockholders on October 25, 2001. The transferred options continue to be governed by their existing terms, unless our compensation committee decides to extend one or more features of the 2000 Plan to those options. Except as otherwise noted below, the transferred options have substantially the same terms as will be in effect for grants made under the discretionary option grant program of our 2000 Plan.

Share Reserve

A total of 4,812,500 shares of our common stock were reserved for issuance over the ten-year term of the 2000 Plan at the time of our initial public offering in November 2000. Beginning with the 2001 calendar year, the number of shares of common stock available for issuance automatically increases on the first trading day of each calendar year by an amount equal to 4% of the total number of shares of common stock outstanding on the last trading day of the immediately preceding calendar year but in no event shall the automatic annual increase exceed 2,500,000 shares in any one year.

A total of 6,305,566 shares are currently reserved for issuance under the 2000 Plan, including the 739,957 shares automatically added as of January 1, 2001, and 753,109 shares automatically added as of January 1, 2002, but excluding the proposed 1.5 million share reserve increase under this Proposal Two.

If Proposal Two is approved at the Meeting, the total shares reserved for issuance under the 2000 Plan as of the date of the Meeting would be 7,805,566.

As of March 15, 2002, options to purchase approximately 4,715,000 shares were outstanding, including the 1,600,000 share option grant to Mr. Gassée, and options to purchase approximately 1,017,000 shares had been exercised.

As of March 15, 2002, there were approximately 573,501 shares remaining available for future grants under the 2000 Plan if there is excluded the proposed 1.5 million share reserve increase under this Proposal Two, and approximately 2,073,501 shares remaining available for future grants if this Proposal Two is approved. The shares of common stock issuable under the 2000 Plan may be drawn from shares of our authorized but unissued common stock or from shares of common stock that we acquire, including shares purchased on the open market.

Shares subject to any outstanding options under the 2000 Plan (including options transferred from the predecessor plans) which expire or otherwise terminate prior to exercise will be available for subsequent issuance. Unvested shares issued under the 2000 Plan and subsequently repurchased by our company, at the option exercise or direct issue price paid per share, pursuant to our company’s repurchase rights under the 2000 Plan, will be added back to the number of shares reserved for issuance under the 2000 Plan and will accordingly be available for subsequent issuance.

In the event any change is made to the outstanding shares of common stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without our company’s receipt of consideration, appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the 2000 Plan, (ii) the maximum number and/or class of securities for which any one person may be granted stock options and direct stock issuances under the 2000 Plan per calendar year, (iii) the number and/or class of securities for which grants are subsequently to be made under the automatic option grant program to new and continuing non-employee board members, (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding option, and (v) the number and/or class of securities and the exercise price per share in effect under each outstanding option transferred from the predecessor plans to the 2000 Plan. Such adjustments will be designed to preclude any dilution or enlargement of benefits under the 2000 Plan or the outstanding options thereunder.

Equity Incentive Programs

Our 2000 Plan is divided into five separate components.

•
The discretionary option grant program, under which eligible individuals may be granted options to purchase shares of common stock at an exercise price not less than the fair market value of those shares on the grant date.

•
The stock issuance program, under which eligible individuals may be issued shares of our common stock directly, through the purchase of these shares at a price not less than their fair market value at the time of issuance or as a bonus tied to the attainment of performance milestones or the completion of a specified period of service.

•
The salary investment option grant program, under which our executive officers and other highly compensated employees may be given the opportunity to apply a portion of their base salary to the acquisition of special below-market stock option grants.

•
The automatic option grant program, under which option grants will automatically be made at periodic intervals to our non-employee board members to purchase shares of common stock at an exercise price equal to the fair market value of those shares on the grant date.

•
The director fee option grant program, under which our non-employee board members may be given the opportunity to apply a portion of any annual retainer fee otherwise payable to them in cash each year to the acquisition of special below-market option grants.

Eligibility

The individuals eligible to participate in our 2000 Plan include our officers and other employees, our non-employee board members and any consultants that we hire. These categories of individuals who serve our subsidiaries are also eligible to participate in the 2000 Plan. As of March 15, 2002, 3 non-employee directors, 5 executive officers, and approximately 86 other employees were eligible to participate in the 2000 Plan.

Administration

The discretionary option grant and stock issuance programs are administered by our compensation committee. This committee determines which eligible individuals are to receive option grants or stock issuances under those programs, the time or times when the option grants or stock issuances are to be made, the number of shares subject to each grant or issuance, the status of any granted option as either an incentive stock option or a non-statutory stock option under the federal tax laws, the vesting schedule to be in effect for the option grant or stock issuance and the maximum term for which any granted option is to remain outstanding. The compensation committee also has the exclusive authority to select the executive officers and other highly compensated employees who may participate in the salary investment option grant program if that program is activated for one or more calendar years. Our board of directors or a secondary board committee that may be appointed may also share authority to make option grants and stock issuances under the option grant and stock issuance programs to individuals other than executive officers and non-employee board members.

Other Plan Features

Our 2000 Plan also includes the features described below.

•
The exercise price for any option granted under the discretionary option grant program may be paid in cash or in shares of our common stock valued at fair market value on the exercise date. The option may also be exercised through a same-day sale program without any cash outlay by the optionee. In addition, the plan administrator may provide financial assistance to one or more optionees in the exercise of their outstanding options or the purchase of their unvested shares by allowing these individuals to deliver a full-recourse, interest-bearing promissory note in payment of the exercise price and any associated withholding taxes incurred in connection with that exercise or purchase.

•
Options granted under the discretionary option grant program must not have terms in excess of ten years, will generally vest in one or more installments over a specified period of service measured by the grant date, and may also be immediately exercisable for any or all of the option shares, subject to our company’s right to repurchase at the exercise price unvested shares owned by an optionee if the optionee ceases service prior to vesting in those shares.

•
Under the discretionary option grant program, if an optionee ceases service with us, the optionee has a limited time in which to exercise his or her option to the extent then exercisable, provided that the plan administrator has the authority to extend the post-service exercise period up to expiration of the option term and/or to accelerate exercisability or vesting of options.

•
The compensation committee has the authority to cancel outstanding options under the discretionary option grant program, including options transferred from our predecessor plans, in return for the grant of new options for the same or a different number of option shares with an exercise price per share based upon the fair market value of our common stock on the new grant date.

•
Stock appreciation rights may be issued under the discretionary option grant program. These rights will provide the holders with the election to surrender their outstanding options for a payment from us equal to the fair market value of the vested shares subject to the surrendered option, less the aggregate exercise price payable for those shares. We may make the payment in cash or in shares of our common stock. None of the outstanding options under our predecessor plans has any stock appreciation rights.

•
No optionee will have any stockholder rights with respect to the option shares until such optionee has exercised the option and paid the exercise price for the purchased shares. Options are not assignable or transferable other than by will or the laws of inheritance following the optionee’s death, and during the optionee’s lifetime, the options are normally exercisable only by the optionee. However, non-statutory options may be transferred or assigned during the optionee’s lifetime to one or more members of the optionee’s family or to a trust established for one or more such family members, to the extent such transfer is in connection with the optionee’s estate plan.

•
The plan administrator may permit payment for stock issued under the stock issuance program to be made in cash or through a full-recourse, interest-bearing promissory note, and has the authority to determine the vesting schedule in effect for the stock issuance.

Change in Control

The 2000 Plan includes change in control provisions that may result in the accelerated vesting of outstanding option grants and stock issuances described below.

•
If we are acquired by merger or asset sale, each outstanding option under the discretionary option grant program that is not assumed by the successor corporation will become immediately exercisable for all the option shares, and all unvested shares under the discretionary option grant program and stock issuance program will immediately vest, except to the extent our repurchase rights with respect to those shares are to be assigned to the successor corporation.

•
The compensation committee has complete discretion to structure one or more options under the discretionary option grant program so those options will vest as to all the option shares in the event those options are assumed in the acquisition but the optionee’s service with us or the acquiring entity is subsequently terminated. The vesting of outstanding shares under the stock issuance program may be accelerated upon similar terms and conditions.

•	The compensation committee also has the authority to grant options that will immediately vest in the event we are acquired, whether or not those options are assumed by the successor corporation.

•
The compensation committee may grant options and structure repurchase rights so that the shares subject to those options or repurchase rights will vest in connection with a successful tender offer for more than 50% of our outstanding voting stock or a change in the majority of our board of directors through one or more contested elections for board membership. This accelerated vesting may occur either at the time of such transaction or upon the subsequent termination of the individual’s service.

•
The options currently outstanding from the predecessor 2000 Stock Option/Stock Issuance Plan will immediately vest if we are acquired by a merger or sale of substantially all of our assets, unless those options are assumed by the acquiring entity or our repurchase rights with respect to any unvested shares subject to those options are assigned to that entity. However, a number of those options may also contain a special acceleration provision pursuant to which the shares subject to those options will immediately vest upon an involuntary termination of the optionee’s employment within 18 months following an acquisition in which the repurchase rights with respect to those shares are assigned to the acquiring entity.

•	The options currently outstanding from the predecessor 1994 Stock Option Plan will be assumed or an equivalent option substituted by an acquiring entity in a merger.

•	One or more of the foregoing provisions may be seen as an anti-takeover provision and may have the effect of discouraging a merger or other form of acquisition of our company.

Salary Investment Option Grant Program

If the compensation committee decides to activate this program for one or more calendar years, each of our executive officers and other selected highly compensated employees may elect, prior to the start of the calendar year, to reduce his or her base salary for the calendar year by a specified amount not less than $10,000 nor more than $50,000. Each selected individual who makes a timely election will automatically be granted, on the first trading day in January of the calendar year for which his or her salary reduction is to be in effect, an option to purchase that number of shares of common stock determined by dividing the salary reduction amount by two-thirds of the fair market value per share of our common stock on the grant date. The option will be exercisable at a price per share equal to one-third of the fair market value of the option shares on the grant date. As a result, the option will be structured so that the fair market value of the option shares on the grant date less the exercise price payable for those shares will be equal to the amount by which the optionee’s salary is reduced under the program. The option will become exercisable in a series of twelve equal monthly installments over the calendar year for which the salary reduction is to be in effect.

Automatic Option Grant Program

Under this program, non-employee members of our board of directors receive option grants at specified intervals over their period of board service. All grants under this program will be made in strict compliance with the express provisions of this program, Stockholder approval of this Proposal Two will also constitute pre-approval of each option granted on or after the date of the Meeting pursuant to the provisions of the program summarized below and the subsequent exercise of that option in accordance with such provisions.

Each individual who first becomes a non-employee board member at any time on or after the Meeting will automatically receive a non-statutory option grant for 50,000 shares of common stock on the date that individual joins the board, provided the individual has not been in our prior employ. In addition, on the date of each annual stockholders’ meeting beginning with the Meeting, each non-employee board member who is to continue to serve as a non-employee board member, including each of our current non-employee board members, will automatically be granted an option to purchase 12,500 shares of common stock, provided the individual has served on the board for at least six months.

Each automatic grant will have an exercise price per share equal to the fair market value per share of our common stock on the grant date and will have a term of ten years, subject to earlier termination following the optionee’s cessation of board service. The option will be immediately exercisable for all of the option shares; however, we may repurchase, at the exercise price paid per share, any shares purchased under the option that are not vested at the time of the optionee’s cessation of board service. The shares subject to each initial 50,000 share automatic option grant will vest in a series of four successive annual installments upon the optionee’s completion of each year of board service over the four-year period measured from the grant date. The shares subject to each annual 12,500 share automatic option grant will vest in a series of two successive annual installments upon the optionee’s completion of each year of service on our board of directors over the two-year period measured from the grant date. However, the shares will immediately vest in full upon certain changes in control or upon the optionee’s death or disability while a board member.

Director Fee Option Grant Program

If this program is activated in the future, each non-employee board member may elect to apply all or a portion of any cash retainer fee for the year to the acquisition of a below-market option grant. The option grant will automatically be made on the first trading day in January in the year for which the retainer fee would otherwise be payable in cash. The option will have an exercise price per share equal to one-third of the fair market value of the option shares on the grant date, and the number of shares subject to the option will be determined by dividing the amount of the retainer fee applied to the program by two-thirds of the fair market value per share of our common stock on the grant date. As a result, the option will be structured so that the fair market value of the option shares on the grant date less the exercise price payable for those shares will be equal to the portion of the retainer fee applied to that option. The option will become exercisable in a series of twelve equal monthly installments over the calendar year for which the retainer fee election is in effect. However, the option will become immediately exercisable for all the option shares upon the optionee’s death or disability while serving as a board member and upon certain changes in control.

Additional Plan Features

Our 2000 Plan also has the features described below.

•
Outstanding options under the salary investment option grant, automatic option grant and director fee option grant programs will immediately vest if we are acquired by a merger or asset sale or if there is a successful tender offer for more than 50% of our outstanding voting stock or a change in the majority of our board through one or more contested elections.

•
Limited stock appreciation rights will automatically be included as part of each grant made under the salary investment option grant program and the automatic and director fee option grant programs, and these rights may also be granted to one or more officers as part of their option grants under the discretionary option grant program. Options with this feature may be surrendered to us upon the successful completion of a hostile tender offer for more than 50% of our outstanding voting stock. In return for the surrendered option, the optionee will be entitled to a cash distribution from us in an amount per surrendered option share based upon the highest price per share of our common stock paid in that tender offer.

•	The board of directors may amend or modify the 2000 Plan at any time, subject to any required stockholder approval. The 2000 stock incentive plan will terminate no later than August 3, 2010.

Valuation

The fair market value per share of our common stock on any relevant date under the 2000 Plan is deemed to be equal to the closing selling price per share on that date on the Nasdaq National Market. On March 15, 2002, the fair market value per share of our common stock determined on such basis was $4.85.

Federal Income Tax Consequences

Option Grants

Options granted under the 2000 Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

Incentive Options

The optionee will not, for regular tax purposes, recognize any taxable income either at the time the incentive stock option is granted or at the time that option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a taxable disposition. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made more than two (2) years after the date the option for the shares involved in such sale or disposition is granted and more than one (1) year after the date the option for those shares is exercised. If the sale or disposition occurs before these two periods are satisfied, then a disqualifying disposition will result.

Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the optionee.

If the optionee makes a disqualifying disposition of the purchased shares, then we will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. If the optionee makes a qualifying disposition, we will not be entitled to any income tax deduction.

Non-Statutory Options

No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by our company in the event of the optionee’s termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when our company’s repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year in which such ordinary income is recognized by the optionee.

Direct Stock Issuances

The tax principles applicable to direct stock issuances under the 2000 Plan will be substantially the same as those summarized above for the exercise of non-statutory option grants.

Deductibility of Executive Compensation

We anticipate that any compensation deemed paid by our company in connection with the disqualifying disposition of incentive stock option shares or the exercise of non-statutory options with exercise prices equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation for purposes of Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of our company.

Accounting Treatment

We have elected to account for option grants or stock issuances to employees and non-employee board members with exercise or issue prices equal to the fair market value of the shares at the time of issuance or grant in a manner that will not result in any charge to our earnings. However, we must disclose, in footnotes to our company’s consolidated financial statements, the impact those option grants would have upon our company’s reported earnings were the value of those options treated as compensation expense. However, the number of outstanding options may be a factor in determining our company’s earnings per share on a fully diluted basis.

In addition, any option grants made to non-employee consultants (but not non-employee board members) will result in a direct charge to our company’s reported earnings based upon the fair value of the option measured initially as of the grant date and then subsequently on the vesting date of each installment of the underlying option shares. Such charge will accordingly be adjusted to reflect appreciation, if any, in the value of the option shares over the period between the grant date of the option and the vesting date of each installment of the option shares.

Should any outstanding options under the 2000 Plan be repriced in a manner that would require variable treatment under the accounting rules, then that repricing may also trigger a direct charge to our company’s reported earnings measured by the appreciation, if any, in the value of the underlying shares which occurs between the date the option is repriced and the date the repriced option is exercised for those shares or terminates unexercised.

With respect to the grant to Mr. Gassée of an option to purchase 1,600,000 shares in connection with his appointment as our Chief Executive Officer effective in early January 2002, we believe that this option will be considered granted on the date his employment commenced for accounting purposes even though a portion of that grant is conditioned upon stockholder approval of Proposal Two, and that no compensation expense will be required in connection with this grant, whether or not the market price of our shares as of the date of the Meeting exceeds the $4.65 per share option exercise price. We believe this conclusion is appropriate because members of our board of directors or their affiliates beneficially owned in the aggregate more than fifty percent of the shares of common stock outstanding on the record date and will likely vote these shares in favor of Proposal Two.

All of the accounting matters discussed above are based on the accounting rules that currently apply to our company. Accounting rules relating to stock options and other awards under the 2000 Plan may change in the future. For example, there have been in the past and there are currently proposals by various interested groups which would require the grant of stock options or issuance of stock to employees to be charged to earnings as compensation expense at the time of grant or over other measurement periods. We cannot assure that accounting rules that apply to us in the future will preserve the current treatment of our equity incentive awards summarized above.

Amended Plan Benefits

No options have been granted to date under the 2000 Plan on the basis of the total share reserve increase which is the subject of this Proposal Two. In connection with his employment as our Chief Executive Officer on January 4, 2002, Mr. Gassée received an option grant for 1,600,000 shares with an exercise price of $4.51 per share, 975,000 shares of which were granted on the basis of the increased per grantee share limit that is the subject of this Proposal Two. Roger W. Johnson, a non-employee board member, will receive an annual option grant for 12,500 shares of common stock pursuant to the automatic option grant program upon his reelection to the board at the Meeting. Mr. Johnson’s option will have an exercise price per share equal to the closing selling price per share of common stock on the date of such Meeting. In addition, each individual who is initially elected or appointed as a non-employee board member at or following the Meeting will receive an automatic option grant for 50,000 shares of common stock with an exercise price per share equal to the closing selling price per share of common stock on the date of his or her election or appointment.

Option Transactions

The table below shows, as to the named executive officers and the other individual and groups indicated, the number of shares of common stock subject to option grants made under the 2000 Plan during the period from January 1, 2001, through March 15, 2002, together with the weighted average exercise price per share. We have not made any direct stock issuances to date under the 2000 Plan.

Name and Position	Number of Shares Underlying Options Granted (#)	Weighted Average Exercise Price Per Share ($)
Dan Wilnai	100,000	$9.31
Albert Lee	65,000	4.14
Peretz Tzarnotsky	70,000	6.78
Srikumar Chandran	65,000	4.14
Dennis W. Evans	75,000	4.04
Jean-Louis Gassée	1,606,250	4.51
All current executive officers as a group (5 persons)	1,881,250	4.55
All current nonemployee directors as a group (3 persons)	106,250	9.04
All employees, including current officers who are not executive officers, as a group (86 persons)	1,152,000	5.38

Vote Required

The affirmative vote of a majority of the shares present in person or by proxy at the Meeting and entitled to vote is necessary to approve this Proposal Two. Abstentions will have the effect of a vote against this proposal. Broker non-votes on this matter are treated as not entitled to vote on the matter and will not affect the outcome of this vote.

If stockholder approval of this Proposal Two is not obtained, then (i) the proposed amendment will not be implemented and the 975,000 share portion of Mr. Gassée’s option grant which exceeds the 625,000 individual grant limit would be cancelled, (ii) the size of the initial automatic option grants under the automatic option grant program will not be increased from 25,000 to 50,000 shares, and (iii) the size of the annual automatic option grants under the automatic option grant program will not be increased from 6,250 to 12,500 shares. The 2000 Plan would, however, continue in effect, and option grants and direct stock issuances may continue to be made under the 2000 Plan, without regard to the amendment proposed herein, until all the shares of common stock available for issuance under the 2000 Plan, as in effect prior to the share increase which is the subject of this Proposal, have been issued pursuant to such option grants and direct stock issuances.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE AMENDMENT DESCRIBED ABOVE IN PROPOSAL TWO TO OUR 2000 STOCK INCENTIVE PLAN.

PROPOSAL THREE

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

General

Our board of directors has selected PricewaterhouseCoopers LLP, independent public accountants, to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2002, and recommends that stockholders vote for ratification of such appointment. Ratification of the independent public accountants requires the affirmative vote of a majority of those shares present in person or by proxy and entitled to vote at the Meeting. Abstentions will have the same effect as a vote against ratification. Broker non-votes on this matter are treated as not entitled to vote on the matter and will not affect the outcome of this vote.

In the event the stockholders fail to ratify the appointment of PricewaterhouseCoopers LLP, the audit committee of our board of directors will consider it as a direction to select other auditors for the subsequent year. Even if the selection is ratified, our board of directors in its discretion may direct the appointment of a different independent accounting firm at any time during the year if our board of directors determines that such a change would be in our best interest.

PricewaterhouseCoopers LLP has audited our consolidated financial statements annually since 1996. Representatives of PricewaterhouseCoopers LLP will be available at the Meeting to respond to any appropriate questions, and such representatives will have an opportunity to make a statement at the Meeting if they desire to do so.

Fees for Audit and Other Services

PricewaterhouseCoopers LLP, our independent accountants, billed the following fees for services rendered to our company for the year ended December 31, 2001:

Audit Fees:	$149,000
Financial Information Systems Design and Implementation Fees:	—
All Other Fees:	150,000

Total	$299,000

The services for which fees were included under the caption “Audit Fees” above consist of professional services for the audit of the annual financial statements and the review of financial statements included in our reports on Form 10-Q for such fiscal year.

The audit committee of the board of directors considered the compatibility of the fees listed under “All Other Fees” with maintaining the auditor’s independence.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT PUBLIC ACCOUNTANTS.

OTHER MATTERS

We will mail without charge, upon written request, a copy of our Annual Report on Form 10-K for the year ended December 31, 2001, including financial statements and schedules and list of exhibits. Requests should be sent to Computer Access Technology Corporation, 2403 Walsh Avenue, Santa Clara, California 95051, attention: Secretary.

We know of no other matters to be submitted at the Meeting. If any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the board of directors may recommend.

For the Board of Directors
Dennis W. Evans
Secretary
Dated: April 19, 2002

APPENDIX A
COMPUTER ACCESS TECHNOLOGY CORPORATION

2000 Stock Incentive Plan
(As Amended Effective April 3, 2002)

ARTICLE ONE

General Provisions

I.    PURPOSE OF THE PLAN

This 2000 Stock Incentive Plan is intended to promote the interests of Computer Access Technology Corporation, a Delaware corporation, by providing eligible persons in the Corporation’s service with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in such service.

Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

II.     STRUCTURE OF THE PLAN

A.     The Plan shall be divided into five separate equity incentives programs:

—the Discretionary Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock,

—the Salary Investment Option Grant Program under which eligible employees may elect to have a portion of their base salary invested each year in special option grants,

—the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through the immediate purchase of such shares or as a bonus for services rendered the Corporation (or any Parent or Subsidiary),

—the Automatic Option Grant Program under which eligible non- employee Board members shall automatically receive option grants at designated intervals over their period of continued Board service, and

—the Director Fee Option Grant Program under which non-employee Board members may elect to have all or any portion of their annual retainer fee otherwise payable in cash applied to a special stock option grant.

B.     The provisions of Articles One and Seven shall apply to all equity programs under the Plan and shall govern the interests of all persons under the Plan.

III.     ADMINISTRATION OF THE PLAN

A.    The Primary Committee shall have sole and exclusive authority to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders. Administration of the Discretionary Option Grant and Stock Issuance Programs with respect to all other persons eligible to participate in those programs may, at the Board’s discretion, be vested in the Primary Committee or a Secondary Committee, or the Board may retain the power to administer those programs with respect to all such persons. However, any discretionary option grants or stock issuances for members of the Primary Committee must be authorized by a disinterested majority of the Board.

B.     Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.

C.     Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Option Grant and Stock Issuance Programs and to make such determinations under, and issue such interpretations of, the provisions of those programs and any outstanding options or stock issuances thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Option Grant and Stock Issuance Programs under its jurisdiction or any stock option or stock issuance thereunder.

D.     The Primary Committee shall have the sole and exclusive authority to determine which Section 16 Insiders and other highly compensated Employees shall be eligible for participation in the Salary Investment Option Grant Program for one or more calendar years. However, all option grants under the Salary Investment Option Grant Program shall be made in accordance with the express terms of that program, and the Primary Committee shall not exercise any discretionary functions with respect to the option grants made under that program.

E.    Service on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grants or stock issuances under the Plan.

F.     Administration of the Automatic Option Grant and Director Fee Option Grant Programs shall be self-executing in accordance with the terms of those programs, and no Plan Administrator shall exercise any discretionary functions with respect to any option grants or stock issuances made under those programs.

IV.     ELIGIBILITY

A.     The persons eligible to participate in the Discretionary Option Grant and Stock Issuance Programs are as follows:
(i)     Employees,

(ii)     non-employee members of the Board or the board of directors of any Parent or Subsidiary, and

(iii)     consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

B.     Only Employees who are Section 16 Insiders or other highly compensated individuals shall be eligible to participate in the Salary Investment Option Grant Program.

C.     Each Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority to determine, (i) with respect to the option grants under the Discretionary Option Grant Program, which eligible persons are to receive such grants, the time or times when those grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times when each option is to become exercisable, the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding and (ii) with respect to stock issuances under the Stock Issuance Program, which eligible persons are to receive such issuances, the time or times when the issuances are to be made, the number of shares to be issued to each Participant, the vesting schedule (if any) applicable to the issued shares and the consideration for such shares.

D.     The Plan Administrator shall have the absolute discretion either to grant options in accordance with the Discretionary Option Grant Program or to effect stock issuances in accordance with the Stock Issuance Program.

E.     The individuals who shall be eligible to participate in the Automatic Option Grant Program shall be limited to (i) those individuals who first become non-employee Board members on or after the Underwriting Date, whether through appointment by the Board or election by the Corporation’s stockholders, and (ii) those individuals who continue to serve as non-employee Board members at one or more Annual Stockholders Meetings held after the Underwriting Date. A non-employee Board member who has previously been in the employ of the Corporation (or any Parent or Subsidiary) shall not be eligible to receive an option grant under the Automatic Option Grant Program at the time he or she first becomes a non-employee Board member, but shall be eligible to receive periodic option grants under the Automatic Option Grant Program while he or she continues to serve as a non-employee Board member.

F.     All non-employee Board members shall be eligible to participate in the Director Fee Option Grant Program.

V.     STOCK SUBJECT TO THE PLAN

A.    The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The number of shares of Common Stock initially reserved for issuance over the term of the Plan shall not exceed seven million eight hundred five thousand five hundred sixty six (7,805,566) shares. Such reserve shall consist of (i) the number of shares estimated to remain available for issuance, as of the Plan Effective Date, under the Predecessor Plans as last approved by the Corporation’s stockholders, including the shares subject to outstanding options under the Predecessor Plans, (ii) plus an additional increase of approximately 445,000 shares approved by the Corporation’s stockholders prior to the Underwriting Date, (iii) plus an additional increase of 739,957 shares on January 2001 pursuant to Section V.B of this Article One, (iv) plus an additional increase of 753,109 shares on January 2002 pursuant to Section V.B of this Article One, and (v) plus an additional increase of 1,500,000 shares to be approved by the Corporation’s stockholders at the Corporation’s 2002 Annual Meeting of Stockholders.

B.     The number of shares of Common Stock available for issuance under the Plan shall automatically increase on the first trading day of January each calendar year during the term of the Plan, beginning with calendar year 2001, by an amount equal to four percent (4%) of the total number of shares of Common Stock outstanding on the last trading day in December of the immediately preceding calendar year, but in no event shall any such annual increase exceed two million five hundred thousand (2,500,000) shares.

C.    No one person participating in the Plan may receive stock options, separately exercisable stock appreciation rights and direct stock issuances for more than 625,000 shares of Common Stock in the aggregate per calendar year. Upon approval of the Corporation’s stockholders at the Corporation’s 2002 Annual Meeting, the foregoing 625,000 limit shall be increased to 1,600,000.

D.     Shares of Common Stock subject to outstanding options (including options transferred to this Plan from the Predecessor Plans) shall be available for subsequent issuance under the Plan to the extent (i) those options expire or terminate for any reason prior to exercise in full or (ii) the options are cancelled in accordance with the cancellation-regrant provisions of Article Two. Unvested shares issued under the Plan and subsequently cancelled or repurchased by the Corporation, at the original issue price paid per share, pursuant to the Corporation’s repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants or direct stock issuances under the Plan. However, should the exercise price of an option under the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an option or the vesting of a stock issuance under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised or which vest under the stock issuance, and not by the net number of shares of Common Stock issued to the holder of such option or stock issuance. Shares of Common Stock underlying one or more stock appreciation rights exercised under Section IV of Article Two, Section III of Article Three, Section II of Article Five or Section III of Article Six of the Plan shall not be available for subsequent issuance under the Plan.

E.     If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made by the Plan Administrator to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances under the Plan per calendar year, (iii) the number and/or class of securities for which grants are subsequently to be made under the Automatic Option Grant Program to new and continuing non-employee Board members, (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding option under the Plan, (v) the number and/or class of securities and exercise price per share in effect under each outstanding option transferred to this Plan from the Predecessor Plans and (vi) the maximum number and/or class of securities by which the share reserve is to increase automatically each calendar year pursuant to the provisions of Section V.B of this Article One. Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive. The numbers set forth herein have been adjusted to reflect the 1.25-for-1 split of the Common Stock in November 2000.

ARTICLE TWO

Discretionary Option Grant Program

I.     OPTION TERMS

Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

A.     Exercise Price.

1.     The exercise price per share shall be fixed by the Plan Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

2.     The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section I of Article Seven and the documents evidencing the option, be payable in one or more of the forms specified below:

(i)     cash or check made payable to the Corporation,

(ii)    shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

(iii)    to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions to (a) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

B.     Exercise and Term of Options.     Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten (10) years measured from the option grant date.

C.     Effect of Termination of Service.

1.    The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

(i)    Any option outstanding at the time of the Optionee’s cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

(ii)    Any option held by the Optionee at the time of death and exercisable in whole or in part at that time may be subsequently exercised by the personal representative of the Optionee’s estate or by the person or persons to whom the option is transferred pursuant to the Optionee’s will or the laws of inheritance or by the Optionee’s designated beneficiary or beneficiaries of that option.

(iii)     Should the Optionee’s Service be terminated for Misconduct or should the Optionee otherwise engage in Misconduct while holding one or more outstanding options under this Article Two, then all those options shall terminate immediately and cease to be outstanding.

(iv)     During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee’s cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee’s cessation of Service, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

2.     The Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

(i)     extend the period of time for which the option is to remain exercisable following the Optionee’s cessation of Service from the limited exercise period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

(ii)     permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee’s cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.

D.    Stockholder Rights.     The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

E.    Repurchase Rights.    The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

F.    Limited Transferability of Options.    During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or the laws of inheritance following the Optionee’s death. Non-Statutory Options shall be subject to the same restriction, except that a Non-Statutory Option may be assigned in whole or in part during the Optionee’s lifetime to one or more members of the Optionee’s family or to a trust established exclusively for one or more such family members or to Optionee’s former spouse, to the extent such assignment is in connection with the Optionee’s estate plan or pursuant to a domestic relations order. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate. Notwithstanding the foregoing, the Optionee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under this Article Two, and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee’s death.

II.     INCENTIVE OPTIONS

The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Seven shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Section II.

A.     Eligibility.     Incentive Options may only be granted to Employees.

B.     Dollar Limitation.     The aggregate Fair Market Value of the sharesof Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

C.    10% Stockholder.     If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five (5) years measured from the option grant date.

III.     CORPORATE TRANSACTION/CHANGE IN CONTROL

A.     In the event of any Corporate Transaction, each outstanding option under the Discretionary Option Grant Program shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become exercisable for all the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully vested shares of Common Stock. However, an outstanding option shall not become exercisable on such an accelerated basis if and to the extent: (i) such option is, in connection with the Corporate Transaction, to be assumed by the successor corporation (or parent thereof) or (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Corporate Transaction on any shares for which the option is not otherwise at that time exercisable and provides for subsequent payout in accordance with the same exercise/vesting schedule applicable to those option shares or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant.

B.     All outstanding repurchase rights under the Discretionary Option Grant Program shall automatically terminate, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent: (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

C.     Immediately following the consummation of the Corporate Transaction, all outstanding options under the Discretionary Option Grant Program shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

D.    Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments to reflect such Corporate Transaction shall also be made to (i) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same, (ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan and (iii) the maximum number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances under the Plan per calendar year and (iv) the maximum number and/or class of securities by which the share reserve is to increase automatically each calendar year. To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Corporate Transaction, the successor corporation may, in connection with the assumption of the outstanding options under the Discretionary Option Grant Program, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Corporate Transaction

E.    The Plan Administrator shall have the discretionary authority to structure one or more outstanding options under the Discretionary Option Grant Program so that those options shall, immediately prior to the effective date of such Corporate Transaction, become exercisable for all the shares of Common Stock at the time subject to those options and may be exercised for any or all of those shares as fully vested shares of Common Stock, whether or not those options are to be assumed in the Corporate Transaction. In addition, the Plan Administrator shall have the discretionary authority to structure one or more of the Corporation’s repurchase rights under the Discretionary Option Grant Program so that those rights shall not be assignable in connection with such Corporate Transaction and shall accordingly terminate upon the consummation of such Corporate Transaction, and the shares subject to those terminated rights shall thereupon vest in full.

F.     The Plan Administrator shall have full power and authority to structure one or more outstanding options under the Discretionary Option Grant Program so that those options shall become exercisable for all the shares of Common Stock at the time subject to those options in the event the Optionee’s Service is subsequently terminated by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Corporate Transaction in which those options are assumed and do not otherwise accelerate. In addition, the Plan Administrator may structure one or more of the Corporation’s repurchase rights so that those rights shall immediately terminate with respect to any shares held by the Optionee at the time of his or her Involuntary Termination, and the shares subject to those terminated repurchase rights shall accordingly vest in full at that time.

G.     The Plan Administrator shall have the discretionary authority to structure one or more outstanding options under the Discretionary Option Grant Program so that those options shall, immediately prior to the effective date of a Change in Control, become exercisable for all the shares of Common Stock at the time subject to those options and may be exercised for any or all of those shares as fully vested shares of Common Stock. In addition, the Plan Administrator shall have the discretionary authority to structure one or more of the Corporation’s repurchase rights under the Discretionary Option Grant Program so that those rights shall terminate automatically upon the consummation of such Change in Control, and the shares subject to those terminated rights shall thereupon vest in full. Alternatively, the Plan Administrator may condition the automatic acceleration of one or more outstanding options under the Discretionary Option Grant Program and the termination of one or more of the Corporation’s outstanding repurchase rights under such program upon the subsequent termination of the Optionee’s Service by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of such Change in Control.

H.     The portion of any Incentive Option accelerated in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Nonstatutory Option under the Federal tax laws.

I.     The outstanding options shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

IV.     CANCELLATION AND REGRANT OF OPTIONS

The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected option holders, the cancellation of any or all outstanding options under the Discretionary Option Grant Program (including outstanding options incorporated from the Predecessor Plans) and to grant in substitution new options covering the same or a different number of shares of Common Stock but with an exercise price per share based on the Fair Market Value per share of Common Stock on the new grant date.

V.    STOCK APPRECIATION RIGHTS

A.     The Plan Administrator shall have full power and authority to grant to selected Optionees tandem stock appreciation rights and/or limited stock appreciation rights.

B.     The following terms shall govern the grant and exercise of tandem stock appreciation rights:

(i)    One or more Optionees may be granted the right, exercisable upon such terms as the Plan Administrator may establish, to elect between the exercise of the underlying option for shares of Common Stock and the surrender of that option in exchange for a distribution from the Corporation in an amount equal to the excess of (a) the Fair Market Value (on the option surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (b) the aggregate exercise price payable for such shares.

(ii)     No such option surrender shall be effective unless it is approved by the Plan Administrator, either at the time of the actual option surrender or at any earlier time. If the surrender is so approved, then the distribution to which the Optionee shall be entitled may be made in shares of Common Stock valued at Fair Market Value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

(iii)     If the surrender of an option is not approved by the Plan Administrator, then the Optionee shall retain whatever rights the Optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the later of (a) five (5) business days after the receipt of the rejection notice or (b) the last day on which the option is otherwise exercisable in accordance with the terms of the documents evidencing such option, but in no event may such rights be exercised more than ten (10) years after the option grant date.

C.     The following terms shall govern the grant and exercise of limited stock appreciation rights:

(i)     One or more Section 16 Insiders may be granted limited stock appreciation rights with respect to their outstanding options.

(ii)     Upon the occurrence of a Hostile Take-Over, each individual holding one or more options with such a limited stock appreciation right shall have the unconditional right (exercisable for a thirty (30)-day period following such Hostile Take-Over) to surrender each such option to the Corporation. In return for the surrendered option, the Optionee shall receive a cash distribution from the Corporation in an amount equal to the excess of (A) the Take-Over Price of the shares of Common Stock at the time subject to such option (whether or not the option is otherwise at that time vested and exercisable for those shares) over (B) the aggregate exercise price payable for those shares. Such cash distribution shall be paid within five (5) days following the option surrender date.

(iii)     At the time such limited stock appreciation right is granted, the Plan Administrator shall pre-approve any subsequent exercise of that right in accordance with the terms of this Paragraph C. Accordingly, no further approval of the Plan Administrator or the Board shall be required at the time of the actual option surrender and cash distribution.

ARTICLE THREE

Salary Investment Option Grant Program

I.     OPTION GRANTS

The Primary Committee shall have the sole and exclusive authority to determine the calendar year or years (if any) for which the Salary Investment Option Grant Program is to be in effect and to select the Section 16 Insiders and other highly compensated Employees eligible to participate in the Salary Investment Option Grant Program for such calendar year or years. Each selected individual who elects to participate in the Salary Investment Option Grant Program must, prior to the start of each calendar year of participation, file with the Plan Administrator (or its designate) an irrevocable authorization directing the Corporation to reduce his or her base salary for that calendar year by an amount not less than Ten Thousand Dollars ($10,000.00) nor more than Fifty Thousand Dollars ($50,000.00). Each individual who files such a timely authorization shall automatically be granted an option under the Salary Investment Option Grant Program on the first trading day in January of the calendar year for which the salary reduction is to be in effect.

II.     OPTION TERMS

Each option shall be a Non-Statutory Option evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below.

A.     Exercise Price.

1.     The exercise price per share shall be thirty-three and one-third percent (33 1/3%) of the Fair Market Value per share of Common Stock on the option grant date.

2.     The exercise price shall become immediately due upon exercise of the option and shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

B.     Number of Option Shares.    The number of shares of Common Stock subject to the option shall be determined pursuant to the following formula (rounded down to the nearest whole number):

X = A / (B x 66 2/3%), where

X is the number of option shares,

A is the dollar amount by which the Optionee’s base salary is to be reduced for the calendar year pursuant to his or her election under the Salary Investment Option Grant Program, and

B is the Fair Market Value per share of Common Stock on the option grant date.

C.     Exercise and Term of Options.     The option shall become exercisable in a series of twelve (12) successive equal monthly installments upon the Optionee’s completion of each calendar month of Service in the calendar year for which the salary reduction is in effect. Each option shall have a maximum term of ten (10) years measured from the option grant date.

D.     Effect of Termination of Service.     Should the Optionee cease Service for any reason while holding one or more options under this Article Three, then each such option shall remain exercisable, for any or all of the shares for which the option is exercisable at the time of such cessation of Service, until the earlier of (i) the expiration of the ten (10)-year option term or (ii) the expiration of the three (3)-year period measured from the date of such cessation of Service. Should the Optionee die while holding one or more options under this Article Three, then each such option may be exercised, for any or all of the shares for which the option is exercisable at the time of the Optionee’s cessation of Service (less any shares subsequently purchased by Optionee prior to death), by the personal representative of the Optionee’s estate or by the person or persons to whom the option is transferred pursuant to the Optionee’s will or the laws of inheritance or by the designated beneficiary or beneficiaries of the option. Such right of exercise shall lapse, and the option shall terminate, upon the earlier of (i) the expiration of the ten (10)-year option term or (ii) the three (3)-year period measured from the date of the Optionee’s cessation of Service. However, the option shall, immediately upon the Optionee’s cessation of Service for any reason, terminate and cease to remain outstanding with respect to any and all shares of Common Stock for which the option is not otherwise at that time exercisable.

III.    CORPORATE TRANSACTION/ CHANGE IN CONTROL/ HOSTILE TAKE-OVER

A.     In the event of any Corporate Transaction while the Optionee remains in Service, each outstanding option held by such Optionee under this Salary Investment Option Grant Program shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become exercisable for all the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully vested shares of Common Stock. Each such outstanding option shall terminate immediately following the Corporate Transaction, except to the extent assumed by the successor corporation (or parent thereof) in such Corporate Transaction. Any option so assumed shall remain exercisable for the fully vested shares until the earlier of (i) the expiration of the ten (10)-year option term or (ii) the expiration of the three (3)-year period measured from the date of the Optionee’s cessation of Service.

B.     In the event of a Change in Control while the Optionee remains in Service, each outstanding option held by such Optionee under this Salary Investment Option Grant Program shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Change in Control, become exercisable for all the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully vested shares of Common Stock. The option shall remain so exercisable until the earliest to occur of (i) the expiration of the ten (10)-year option term, (ii) the expiration of the three (3)-year period measured from the date of the Optionee’s cessation of Service, (iii) the termination of the option in connection with a Corporate Transaction or (iv) the surrender of the option in connection with a Hostile Take-Over.

C.     Upon the occurrence of a Hostile Take-Over while the Optionee remains in Service, such Optionee shall have a thirty (30)-day period in which to surrender to the Corporation each outstanding option held by him or her under the Salary Investment Option Grant Program. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to the surrendered option (whether or not the option is otherwise at the time exercisable for those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the surrender of the option to the Corporation. The Primary Committee shall, at the time the option with such limited stock appreciation right is granted under the Salary Investment Option Grant Program, pre-approve any subsequent exercise of that right in accordance with the terms of this Paragraph C. Accordingly, no further approval of the Primary Committee or the Board shall be required at the time of the actual option surrender and cash distribution.

D.    Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same. To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Corporate Transaction, the successor corporation may, in connection with the assumption of the outstanding options under the Salary Investment Option Grant Program, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Corporate Transaction.

E.    The grant of options under the Salary Investment Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

IV.     REMAINING TERMS

The remaining terms of each option granted under the Salary Investment Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.

ARTICLE FOUR

Stock Issuance Program
I.     STOCK ISSUANCE TERMS

Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to share right awards which entitle the recipients to receive those shares upon the attainment of designated performance goals.

A.     Purchase Price.

1.     The purchase price per share shall be fixed by the Plan Administrator, but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the issuance date.

2.    Subject to the provisions of Section I of Article Seven, shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

(i)     cash or check made payable to the Corporation, or

(ii)     past services rendered to the Corporation (or any Parent or Subsidiary).

B.     Vesting Provisions.

1.     Shares of Common Stock issued under the Stock Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant’s period of Service or upon attainment of specified performance objectives. The elements of the vesting schedule applicable to any unvested shares of Common Stock issued under the Stock Issuance Program shall be determined by the Plan Administrator and incorporated into the Stock Issuance Agreement. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to share right awards which entitle the recipients to receive those shares upon the attainment of designated performance goals.

2.    Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant’s unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant’s unvested shares of Common Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

3.    The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program, whether or not the Participant’s interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

4.    Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant’s purchase-money indebtedness), the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to the surrendered shares.

5.    The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock which would otherwise occur upon the cessation of the Participant’s Service or the non-attainment of the performance objectives applicable to those shares. Such waiver shall result in the immediate vesting of the Participant’s interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant’s cessation of Service or the attainment or non-attainment of the applicable performance objectives.

6.    Outstanding share right awards under the Stock Issuance Program shall automatically terminate, and no shares of Common Stock shall actually be issued in satisfaction of those awards, if the performance goals established for such awards are not attained. The Plan Administrator, however, shall have the discretionary authority to issue shares of Common Stock under one or more outstanding share right awards as to which the designated performance goals have not been attained.

II.    Corporate Transaction/Change In Control

A.    All of the Corporation’s outstanding repurchase rights under the Stock Issuance Program shall terminate automatically, and all the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed in the Stock Issuance Agreement.

B.    The Plan Administrator shall have the discretionary authority to structure one or more of the Corporation’s repurchase rights under the Stock Issuance Program so that those rights shall automatically terminate in whole or in part, and the shares of Common Stock subject to those terminated rights shall immediately vest, in the event the Participant’s Service should subsequently terminate by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Corporate Transaction in which those repurchase rights are assigned to the successor corporation (or parent thereof).

C.    The Plan Administrator shall also have the discretionary authority to structure one or more of the Corporation’s repurchase rights under the Stock Issuance Program so that those rights shall automatically terminate in whole or in part, and the shares of Common Stock subject to those terminated rights shall immediately vest, either upon the occurrence of a Change in Control or upon the subsequent termination of the Participant’s Service by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of that Change in Control.

III. Share Escrow/Legends

Unvested shares may, in the Plan Administrator’s discretion, be held in escrow by the Corporation until the Participant’s interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

ARTICLE FIVE

Automatic Option Grant Program

The provisions of this Article Five reflect the amendments to the Automatic Option Grant Program which were authorized by the Board on April 3, 2002, and are subject to stockholder approval at the 2002 Annual Meeting of Stockholders.

I.    Option Terms

a.    Grant Dates.    Option grants shall be made on the dates specified below:

1.    Each individual who is first elected or appointed as a non-employee Board member at any time on or after the Underwriting Date shall automatically be granted, on the date of such initial election or appointment, a Non-Statutory Option to purchase fifty thousand (50,000) shares of Common Stock, provided that individual has not previously been in the employ of the Corporation or any Parent or Subsidiary.

2.    On the date of each Annual Stockholders Meeting held after the Underwriting Date, each individual who is to continue to serve as a non-employee Board member, whether or not that individual is standing for re-election to the Board at that particular Annual Meeting, shall automatically be granted a Non-Statutory Option to purchase twelve thousand five hundred (12,500) shares of Common Stock, provided such individual has served as a non-employee Board member for at least six (6) months. There shall be no limit on the number of such 12,500-share option grants any one non-employee Board member may receive over his or her period of Board service, and non-employee Board members who have previously been in the employ of the Corporation (or any Parent or Subsidiary) or who have otherwise received one or more stock option grants from the Corporation prior to the Underwriting Date shall be eligible to receive one or more such annual option grants over their period of continued Board service.

B.    Exercise Price.

1. The exercise price per share shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

2. The exercise price shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

C.    Option Term.    Each option shall have a term of ten (10) years measured from the option grant date.

D.    Exercise and Vesting of Options.    Each option shall be immediately exercisable for any or all of the option shares. However, any unvested shares purchased under the option shall be subject to repurchase by the Corporation, at the exercise price paid per share, upon the Optionee’s cessation of Board service prior to vesting in those shares. The shares subject to each initial 50,000-share grant shall vest, and the Corporation’s repurchase right shall lapse, in a series of four (4) successive equal annual installments upon the Optionee’s completion of each year of service as a Board member over the four (4)-year period measured from the option grant date. The shares subject to each annual 12,500-share option grant shall vest in a series of two (2) successive equal installments upon the Optionee’s completion of the two (2)-year period of service measured from the grant date.

E.    Limited Transferability of Options.    Each option under this Article Five may be assigned in whole or in part during the Optionee’s lifetime to one or more members of the Optionee’s family or to a trust established exclusively for one or more such family members or to Optionee’s former spouse, to the extent such assignment is in connection with the Optionee’s estate plan or pursuant to a domestic relations order. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate. The Optionee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under this Article Five, and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee’s death.

F.    Termination of Board Service.    The following provisions shall govern the exercise of any options held by the Optionee at the time the Optionee ceases to serve as a Board member:

(i)    The Optionee (or, in the event of Optionee’s death, the personal representative of the Optionee’s estate or the person or persons to whom the option is transferred pursuant to the Optionee’s will or the laws of inheritance or the designated beneficiary or beneficiaries of such option) shall have a twelve (12)-month period following the date of such cessation of Board service in which to exercise each such option.

(ii)    During the twelve (12)-month exercise period, the option may not be exercised in the aggregate for more than the number of vested shares of Common Stock for which the option is exercisable at the time of the Optionee’s cessation of Board service.

(iii)    Should the Optionee cease to serve as a Board member by reason of death or Permanent Disability, then all shares at the time subject to the option shall immediately vest so that such option may, during the twelve (12)-month exercise period following such cessation of Board service, be exercised for any or all of those shares as fully vested shares of Common Stock.

(iv)    In no event shall the option remain exercisable after the expiration of the option term. Upon the expiration of the twelve (12)-month exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee’s cessation of Board service for any reason other than death or Permanent Disability, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

II.    CORPORATE TRANSACTION/ CHANGE IN CONTROL/ HOSTILE TAKE-OVER

A.    In the event of a Corporate Transaction while the Optionee remains a Board member, the shares of Common Stock at the time subject to each outstanding option held by such Optionee under this Automatic Option Grant Program but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become exercisable for all the option shares as fully vested shares of Common Stock and may be exercised for any or all of those vested shares. Immediately following the consummation of the Corporate Transaction, each automatic option grant shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

B.    In the event of a Change in Control while the Optionee remains a Board member, the shares of Common Stock at the time subject to each outstanding option held by such Optionee under this Automatic Option Grant Program but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Change in Control, become exercisable for all the option shares as fully vested shares of Common Stock and may be exercised for any or all of those vested shares. Each such option shall remain exercisable for such fully vested option shares until the expiration or sooner termination of the option term or the surrender of the option in connection with a Hostile Take-Over.

C.    All outstanding repurchase rights under this under this Automatic Option Grant Program shall automatically terminate, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction or Change in Control.

D.    Upon the occurrence of a Hostile Take-Over while the Optionee remains a Board member, such Optionee shall have a thirty (30)-day period in which to surrender to the Corporation each of his or her outstanding options under this Automatic Option Grant Program. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to each surrendered option (whether or not the Optionee is otherwise at the time vested in those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the surrender of the option to the Corporation. No approval or consent of the Board or any Plan Administrator shall be required at the time of the actual option surrender and cash distribution.

E.    Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same. To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Corporate Transaction, the successor corporation may, in connection with the assumption of the outstanding options under the Automatic Option Grant Program, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Corporate Transaction.

F.    The grant of options under the Automatic Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

III.    REMAINING TERMS

The remaining terms of each option granted under the Automatic Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.

ARTICLE SIX
Director Fee Option Grant Program

I.    OPTION GRANTS

The Primary Committee shall have the sole and exclusive authority to determine the calendar year or years for which the Director Fee Option Grant Program is to be in effect. For each such calendar year the program is in effect, each non-employee Board member may irrevocably elect to apply all or any portion of the annual retainer fee otherwise payable in cash for his or her service on the Board for that year to the acquisition of a special option grant under this Director Fee Option Grant Program. Such election must be filed with the Corporation’s Chief Financial Officer prior to the first day of the calendar year for which the annual retainer fee which is the subject of that election is otherwise payable. Each non-employee Board member who files such a timely election shall automatically be granted an option under this Director Fee Option Grant Program on the first trading day in January in the calendar year for which the retainer fee election is in effect.

II.    OPTION TERMS

Each option shall be a Non-Statutory Option governed by the terms and conditions specified below.

A.    Exercise Price.

1. The exercise price per share shall be thirty-three and one-third percent (33 1/3%) of the Fair Market Value per share of Common Stock on the option grant date.

2. The exercise price shall become immediately due upon exercise of the option and shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

B.    Number of Option Shares.    The number of shares of Common Stock subject to the option shall be determined pursuant to the following formula (rounded down to the nearest whole number):

X = A / (B x 66 2/3%), where

X is the number of option shares,

A    is the portion of the annual retainer fee subject to the non-employee Board member’s election under this Director Fee Option Grant Program, and

B    is the Fair Market Value per share of Common Stock on the option grant date.

C.    Exercise and Term of Options.    The option shall become exercisable in a series of twelve (12) equal monthly installments upon the Optionee’s completion of each calendar month of Board service during the calendar year for which the retainer fee election is in effect. Each option shall have a maximum term of ten (10) years measured from the option grant date.

D.    Limited Transferability of Options.    Each option under this Article Six may be assigned in whole or in part during the Optionee’s lifetime to one or more members of the Optionee’s family or to a trust established exclusively for one or more such family members or to Optionee’s former spouse, to the extent such assignment is in connection with Optionee’s estate plan or pursuant to a domestic relations order. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate. The Optionee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under this Article Six, and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee’s death.

E.    Termination of Board Service.    Should the Optionee cease Board service for any reason (other than death or Permanent Disability) while holding one or more options under this Director Fee Option Grant Program, then each such option shall remain exercisable, for any or all of the shares for which the option is exercisable at the time of such cessation of Board service, until the earlier of (i) the expiration of the ten (10)-year option term or (ii) the expiration of the three (3)-year period measured from the date of such cessation of Board service. However, each option held by the Optionee under this Director Fee Option Grant Program at the time of his or her cessation of Board service shall immediately terminate and cease to remain outstanding with respect to any and all shares of Common Stock for which the option is not otherwise at that time exercisable.

F.    Death or Permanent Disability.    Should the Optionee’s service as a Board member cease by reason of death or Permanent Disability, then each option held by such Optionee under this Director Fee Option Grant Program shall immediately become exercisable for all the shares of Common Stock at the time subject to that option, and the option may be exercised for any or all of those shares as fully vested shares until the earlier of (i) the expiration of the ten (10)-year option term or (ii) the expiration of the three (3)-year period measured from the date of such cessation of Board service. To the extent such option is held by the Optionee at the time of his or death, that option may be exercised by the personal representative of the Optionee’s estate or by the person or persons to whom the option is transferred pursuant to the Optionee’s will or the laws of inheritance or by the designated beneficiary or beneficiaries of such option.

Should the Optionee die after cessation of Board service but while holding one or more options under this Director Fee Option Grant Program, then each such option may be exercised, for any or all of the shares for which the option is exercisable at the time of the Optionee’s cessation of Board service (less any shares subsequently purchased by Optionee prior to death), by the personal representative of the Optionee’s estate or by the person or persons to whom the option is transferred pursuant to the Optionee’s will or the laws of inheritance or by the designated beneficiary or beneficiaries of such option. Such right of exercise shall lapse, and the option shall terminate, upon the earlier of (i) the expiration of the ten (10)-year option term or (ii) the three (3)-year period measured from the date of the Optionee’s cessation of Board service.

III.    CORPORATE TRANSACTION/CHANGE IN CONTROL/HOSTILE TAKE-OVER

A.    In the event of any Corporate Transaction while the Optionee remains a Board member, each outstanding option held by such Optionee under this Director Fee Option Grant Program shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become exercisable for all the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully vested shares of Common Stock. Each such outstanding option shall terminate immediately following the Corporate Transaction, except to the extent assumed by the successor corporation (or parent thereof) in such Corporate Transaction. Any option so assumed and shall remain exercisable for the fully vested shares until the earliest to occur of (i) the expiration of the ten (10)-year option term, (ii) the expiration of the three (3)-year period measured from the date of the Optionee’s cessation of Board service or (iii) the surrender of the option in connection with a Hostile Take-Over.

B.    In the event of a Change in Control while the Optionee remains a Board member, each outstanding option held by such Optionee under this Director Fee Option Grant Program shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Change in Control, become exercisable for all the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully vested shares of Common Stock. The option shall remain so exercisable until the earliest to occur of (i) the expiration of the ten (10)-year option term, (ii) the expiration of the three (3)-year period measured from the date of the Optionee’s cessation of Board service, (iii) the termination of the option in connection with a Corporate Transaction or (iv) the surrender of the option in connection with a Hostile Take-Over.

C.    Upon the occurrence of a Hostile Take-Over while the Optionee remains a Board member, such Optionee shall have a thirty (30)-day period in which to surrender to the Corporation each outstanding option held by him or her under the Director Fee Option Grant Program. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to each surrendered option (whether or not the option is otherwise at the time exercisable for those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the surrender of the option to the Corporation. No approval or consent of the Board or any Plan Administrator shall be required at the time of the actual option surrender and cash distribution.

D.    Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same. To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Corporate Transaction, the successor corporation may, in connection with the assumption of the outstanding options under the Director Fee Option Grant Program, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Corporate Transaction.

E.    The grant of options under the Director Fee Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

IV.    REMAINING TERMS

The remaining terms of each option granted under this Director Fee Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.

ARTICLE SEVEN

Miscellaneous

I.    FINANCING

The Plan Administrator may permit any Optionee or Participant to pay the option exercise price under the Discretionary Option Grant Program or the purchase price of shares issued under the Stock Issuance Program by delivering a full-recourse, interest-bearing promissory note payable in one or more installments. The terms of any such promissory note (including the interest rate and the terms of repayment) shall be established by the Plan Administrator in its sole discretion. In no event may the maximum credit available to the Optionee or Participant exceed the sum of (i) the aggregate option exercise price or purchase price payable for the purchased shares (less the par value of such shares) plus (ii) any Federal, state and local income and employment tax liability incurred by the Optionee or the Participant in connection with the option exercise or share purchase.

II.    TAX WITHHOLDING

A.    The Corporation’s obligation to deliver shares of Common Stock upon the exercise of options or the issuance or vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

B.    The Plan Administrator may, in its discretion, provide any or all holders of Non-Statutory Options or unvested shares of Common Stock under the Plan (other than the options granted or the shares issued under the Automatic Option Grant or Director Fee Option Grant Program) with the right to use shares of Common Stock in satisfaction of all or part of the Withholding Taxes to which such holders may become subject in connection with the exercise of their options or the vesting of their shares. Such right may be provided to any such holder in either or both of the following formats:

Stock Withholding:    The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such Non-Statutory Option or the vesting of such shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by the holder.

Stock Delivery:    The election to deliver to the Corporation, at the time the Non-Statutory Option is exercised or the shares vest, one or more shares of Common Stock previously acquired by such holder (other than in connection with the option exercise or share vesting triggering the Withholding Taxes) with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by the holder.

III.    EFFECTIVE DATE AND TERM OF THE PLAN

A.    The Plan shall become effective immediately on the Plan Effective Date. However, the Salary Investment Option Grant Program and the Director Fee Option Grant Program shall not be implemented until such time as the Primary Committee may deem appropriate. Options may be granted under the Discretionary Option Grant at any time on or after the Plan Effective Date, and the initial option grants under the Automatic Option Grant Program shall also be made on the Plan Effective Date to any non-employee Board members eligible for such grants at that time. However, no options granted under the Plan may be exercised, and no shares shall be issued under the Plan, until the Plan is approved by the Corporation’s stockholders. If such stockholder approval is not obtained within twelve (12) months after the Plan Effective Date, then all options previously granted under this Plan shall terminate and cease to be outstanding, and no further options shall be granted and no shares shall be issued under the Plan.

B.    The Plan shall serve as the successor to the Predecessor Plans, and no further option grants or direct stock issuances shall be made under the Predecessor Plans after the Plan Effective Date. All options outstanding under the Predecessor Plans on the Plan Effective Date shall be transferred to the Plan at that time and shall be treated as outstanding options under the Plan. However, each outstanding option so transferred shall continue to be governed solely by the terms of the documents evidencing such option, and no provision of the Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such transferred options with respect to their acquisition of shares of Common Stock.

C.    One or more provisions of the Plan, including (without limitation) the option/vesting acceleration provisions of Article Two relating to Corporate Transactions and Changes in Control, may, in the Plan Administrator’s discretion, be extended to one or more options incorporated from the Predecessor Plans which do not otherwise contain such provisions.

D.    The Plan shall terminate upon the earliest to occur of (i) August 3, 2010, (ii) the date on which all shares available for issuance under the Plan shall have been issued as fully vested shares or (iii) the termination of all outstanding options in connection with a Corporate Transaction. Should the Plan terminate on August 3, 2010, then all option grants and unvested stock issuances outstanding at that time shall continue to have force and effect in accordance with the provisions of the documents evidencing such grants or issuances.

IV.    AMENDMENT OF THE PLAN

A.    The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to stock options or unvested stock issuances at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification. In addition, certain amendments may require stockholder approval pursuant to applicable laws or regulations.

B.    Options to purchase shares of Common Stock may be granted under the Discretionary Option Grant and Salary Investment Option Grant Programs and shares of Common Stock may be issued under the Stock Issuance Program that are in each instance in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under those programs shall be held in escrow until there is obtained stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess issuances are made, then (i) any unexercised options granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Corporation shall promptly refund to the Optionees and the Participants the exercise or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

V.    USE OF PROCEEDS

Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

VI.    REGULATORY APPROVALS

A.    The implementation of the Plan, the granting of any stock option under the Plan and the issuance of any shares of Common Stock (i) upon the exercise of any granted option or (ii) under the Stock Issuance Program shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the stock options granted under it and the shares of Common Stock issued pursuant to it.

B.    No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which Common Stock is then listed for trading.

VII.    NO EMPLOYMENT/SERVICE RIGHTS

Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person’s Service at any time for any reason, with or without cause.

APPENDIX

The following definitions shall be in effect under the Plan:

A.    Automatic Option Grant Program shall mean the automatic option grant program in effect under Article Five of the Plan.

B.    Board shall mean the Corporation’s Board of Directors.

C.    Change in Control shall mean a change in ownership or control of the Corporation effected through either of the following transactions:

(i)    the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders, or

(ii)    a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

D.    Code shall mean the Internal Revenue Code of 1986, as amended.

E.    Common Stock shall mean the Corporation’s common stock.

F.    Corporate Transaction shall mean either of the following stockholder-approved transactions to which the Corporation is a party:

(i)    a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

(ii)    the sale, transfer or other disposition of all or substantially all of the Corporation’s assets in complete liquidation or dissolution of the Corporation.

G.    Corporation shall mean Computer Access Technology Corporation, a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Computer Access Technology Corporation which shall by appropriate action adopt the Plan,

H.    Director Fee Option Grant Program shall mean the special stock option grant in effect for non-employee Board members under Article Six of the Plan.

I.    Discretionary Option Grant Program shall mean the discretionary option grant program in effect under Article Two of the Plan.

J.    Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

K.    Exercise Date shall mean the date on which the Corporation shall have received written notice of the option exercise.

L.    Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market and published in

The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii)     If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii)     For purposes of any option grants made on the Underwriting Date, the Fair Market Value shall be deemed to be equal to the price per share at which the Common Stock is to be sold in the initial public offering pursuant to the Underwriting Agreement.

M.     Hostile Take-Over shall mean the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders which the Board does not recommend such stockholders to accept.

N.     Incentive Option shall mean an option which satisfies the requirements of Code Section 422.

O.     Involuntary Termination shall mean the termination of the Service of any individual which occurs by reason of:

(i)     such individual’s involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

(ii)     such individual’s voluntary resignation following (A) a change in his or her position with the Corporation which materially reduces his or her duties and responsibilities or the level of management to which he or she reports, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and target bonus under any corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual’s place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual’s consent.

P.     Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not in any way preclude or restrict the right of the Corporation (or any Parent or Subsidiary) to discharge or dismiss any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary) for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of the Plan, to constitute grounds for termination for Misconduct.

Q.     1934 Act shall mean the Securities Exchange Act of 1934, as amended.

R.     Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

S.     Optionee shall mean any person to whom an option is granted under the Discretionary Option Grant, Salary Investment Option Grant, Automatic Option Grant or Director Fee Option Grant Program.

T.     Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

U.     Participant shall mean any person who is issued shares of Common Stock under the Stock Issuance Program.

V.     Permanent Disability or Permanently Disabled shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more. However, solely for purposes of the Automatic Option Grant and Director Fee Option Grant Programs, Permanent Disability or Permanently Disabled shall mean the inability of the non-employee Board member to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

W.     Plan shall mean the Corporation’s 2000 Stock Incentive Plan, as amended to date and as set forth in this document.

X.     Plan Administrator shall mean the particular entity, whether the Primary Committee, the Board or the Secondary Committee, which is authorized to administer the Discretionary Option Grant and Stock Issuance Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under those programs with respect to the persons under its jurisdiction.

Y.     Plan Effective Date shall mean the date the Plan shall become effective and shall be coincident with the Underwriting Date.

Z.     Predecessor Plans shall mean (i) the Corporation’s 1994 Stock Option Plan, (ii) the Corporation’s 2000 Stock Option/Stock Issuance Plan and (iii) the Corporation’s Special 2000 Stock Plan, as those plans are in effect immediately prior to the Plan Effective Date hereunder.

AA.     Primary Committee shall mean the committee of two (2) or more non-employee Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders and to administer the Salary Investment Option Grant Program solely with respect to the selection of the eligible individuals who may participate in such program.

BB.     Salary Investment Option Grant Program shall mean the salary investment option grant program in effect under Article Three of the Plan.

CC.     Secondary Committee shall mean a committee of one or more Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to eligible persons other than Section 16 Insiders.

DD.     Section 16 Insider shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

EE.     Service shall mean the performance of services for the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance.

FF.     Stock Exchange shall mean either the American Stock Exchange or the New York Stock Exchange.

GG.     Stock Issuance Agreement shall mean the agreement entered into by the Corporation and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program.

HH.     Stock Issuance Program shall mean the stock issuance program in effect under Article Four of the Plan.

II.     Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

JJ.     Take-Over Price shall mean the greater of (i) the Fair Market Value per share of Common Stock on the date the option is surrendered to the Corporation in connection with a Hostile Take-Over or (ii) the highest reported price per share of Common Stock paid by the tender offeror in effecting such Hostile Take-Over. However, if the surrendered option is an Incentive Option, the Take-Over Price shall not exceed the clause (i) price per share.

KK.     10% Stockholder shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

LL.     Underwriting Agreement shall mean the agreement between the Corporation and the underwriter or underwriters managing the initial public offering of the Common Stock.

MM.     Underwriting Date shall mean the date on which the Underwriting Agreement is executed and priced in connection with an initial public offering of the Common Stock.

NN.     Withholding Taxes shall mean the Federal, state and local income and employment withholding taxes to which the holder of Non-Statutory Options or unvested shares of Common Stock may become subject in connection with the exercise of those options or the vesting of those shares.

Dear Stockholder:

Please take note of the important information enclosed with this Proxy. There are a number of issues related to the operation of the Company that require your immediate attention.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy in the enclosed postage paid envelope.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Computer Access Technology Corporation

                                  DETACH HERE

                                     PROXY

                     COMPUTER ACCESS TECHNOLOGY CORPORATION
                                2403 Walsh Avenue
                         Santa Clara, California 95051

                       SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS

     The undersigned hereby appoints Jean-Louis Gassee, with the power to appoint his substitute, and hereby authorizes him to represent and to vote, as designated on the reverse side, all shares of common stock of Computer Access
Technology Corporation (the "Company") held of record by the undersigned on
March 29, 2002 at the Annual Meeting of Stockholders to be held on May 20, 2002 and any adjournments thereof.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO
DIRECTION IS GIVEN WITH RESPECT TO PROPOSAL 1, PROPOSAL 2 OR PROPOSAL 3
SPECIFIED IN THIS PROXY, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

     PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE
ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

-------------                                                      -------------
 SEE REVERSE       CONTINUED AND TO BE SIGNED ON REVERSE SIDE       SEE REVERSE
    SIDE                                                               SIDE
-------------                                                      -------------

COMPUTER ACCESS
TECHNOLOGY CORPORATION

C/O EQUISERVE
P.O. BOX 43068
PROVIDENCE, RI 02940

                             DETACH HERE

[X] Please mark
    votes as in
    this example.

    DIRECTORS

    1. Directors recommend:
       A vote for the election of the following nominees:
       (01) Jean-Louis Gassee, (02) Roger W. Johnson

       For                     Withheld
       all    [ ]      [ ]      for all
    nominees                    nominees

Withheld authority
  to vote for any   [  ]
individual nominee      ____________________________________
                        Write number(s) of nominee(s) above:

PROPOSAL(S)

2. To approve an amendment to the Company's 2000 Stock Incentive Plan which will (i) increase the number of shares of Company common stock reserved for issuance under the 2000 Stock Incentive Plan by an additional 1.5 million shares, (ii) increase the limit on the number of shares of common stock subject to stock awards granted to any one person thereunder in a given calendar year from 625,000 to 1.6 million, (iii) increase the number of shares of common stock subject to the initial automatic option grant made to newly appointed or elected non-employee directors under the automatic option grant program from 25,000 to 50,000 shares, and (iv) increase the number of shares of commmon stock subject to the automatic option grant made annually to each continuing non-employee director under the automatic option grant program from 6,250 to 12,500 shares.

   FOR    AGAINST    ABSTAIN
   [ ]     [ ]        [ ]

3. Ratify the appointment of PricewaterhouseCoopers LLP as independent public accountants.

   FOR    AGAINST    ABSTAIN
   [ ]     [ ]        [ ]

Note: such other business as may properly come before the meeting or any adjournment thereof.

In their discretion, the proxy holder is authorized to vote the shares represented by this proxy upon any other business that may properly come before the meeting. In each such case, the proxy holder shall vote the shares according to the recommendation of management.

     MARK HERE                     MARK HERE
     IF YOU PLAN   [ ]            FOR ADDRESS     [ ]
     TO ATTEND                    CHANGE AND
     THE MEETING                  NOTE AT LEFT

Please sign exactly as name appears hereon. Joint owners should each sign.
Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer.

Signature: __________________  Date: __________